Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221085

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 30, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To the Prospectus dated December 13, 2018)

Shares

Common Stock

We are offering              shares of our common stock.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ATEC.” The last reported sale price of our common stock on July 29, 2019 was $5.00 per share.

Our business and an investment in our common stock involves significant risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters have a 30-day option to purchase up to              additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the shares against payment on or about                 , 2019.

Joint Book-Running Managers

Piper Jaffray	Canaccord Genuity

Co-Manager

Lake Street

Prospectus Supplement dated                 , 2019.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-53 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We have not, and the underwriters have not, authorized any other person to provide you with any information that is different than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we provide you in connection with the offering. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-13 of this prospectus supplement, the financial statements, and related notes, and the other information that we incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q and our other filings with the SEC that we file from time to time. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Alphatec,” the “Company,” “we,” “us,” and “our” mean Alphatec Holdings, Inc. and its consolidated subsidiaries.

Alphatec Holdings, Inc.

Overview

We are a medical technology company focused on the design, development, and advancement of technology for better surgical treatment of spinal disorders. We are dedicated to revolutionizing the approach to spine surgery. We have a broad product portfolio designed to address the majority of U.S. market for fusion-based spinal disorder solutions. We intend to drive growth by exploiting our collective spine experience and investing in the research and development to continually differentiate our solutions and improve spine surgery. We believe our future success will be fueled by introducing market-shifting innovation to the spine market, and we believe that we are well-positioned to capitalize on current spine market dynamics.

We market and sell our products in the United States through a network of independent distributors and direct sales representatives. An objective of our leadership team is to deliver increasingly consistent, predictable growth. To accomplish this, we have partnered more closely with new and existing distributors to create a more dedicated and loyal sales channel for the future. We have added, and intend to continue to add, new high-quality dedicated distributors to expand future growth. We believe this will allow us to reach an untapped market of spine surgeons, hospitals, and national accounts across the United States, as well as better penetrate existing accounts and territories.

We have made significant progress in the transition of our sales channel since early 2017. Going forward, we intend to continue to relentlessly drive toward a fully exclusive network of independent and direct sales agents. Recent consolidation in the industry is facilitating the process, as large, seasoned agents are seeking opportunities to re-enter the spine market by partnering with spine-focused companies that have broad, growing product portfolios.

Strategy

By leveraging our team’s extensive spine experience to create clinically distinct solutions that improve surgical outcomes, we believe that we will be positioned to take a greater share of the U.S. spine market, becoming the partner of choice for spine surgeons, hospitals, healthcare systems, and payers. We are committed to attracting, engaging, and retaining the best talents in the industry. We are also driving an organizational transformation by prioritizing the following vital initiatives:

Create Clinical Distinction

We are committed to the development, launch, and promotion of technologies intended to simplify surgical procedures, provide enhanced information for spine surgeons, and improve patient outcomes. We offer a broad portfolio of products that address the core spine pathologies. During 2018, over 90% of our U.S. revenue was generated by products developed and launched before 2017, but we are making investments to significantly advance the clinical distinction of our portfolio and accelerate revenue growth.

We believe that spine surgeons yearn for intra-operative information that can drive objective decision-making and improve patient outcomes. Our answer to that need is the Alpha InformatixTM platform, which delivers relevant, real-time information via a small footprint. In February 2019, we received 510(k) clearance for our automated SafeOp neuromonitoring system for use in real-time intraoperative nerve location and health assessment. The SafeOp neuromonitoring system is the first solution delivered as part of our Alpha Informatix platform, which we plan to expand to provide spine surgeons with intraoperative information beyond neuromonitoring.

We are developing next-generation access systems, implants, and biologics that are expected to seamlessly integrate into the Alpha Informatix platform to enable elegant, minimally disruptive spine access that achieves clinical success regardless of the surgical approach. We expect our revenue mix to shift increasingly toward newly developed solutions as we bring next generation products to market. That shift began late in 2018 as we executed on several new product alpha evaluations that will uniquely address a broad range of surgical procedures. During the third quarter of 2018, we introduced our IdentiTi collection of porous titanium interbody implants. Our IdentiTi product family offers implant options that take advantage of bone’s affinity for titanium. Because of their porosity, IdentiTi implants have a surface roughness that enhances stability. The implants are also designed for the biological, biomechanical, and imaging characteristics that spine surgeons seek in a fusion construct. In September 2018, we received 510(k) clearance for our OsseoScrew System, a next-generation expandable posterior fixation implant designed to restore the integrity of the spinal column in patients with advanced stage thoracolumbar tumors. In the third quarter of 2018, we introduced the alpha release of our next generation, comprehensive thoracolumbar fixation system. With a substantially expanded offering that will distinguish itself in minimally disruptive and open techniques, the feature set of this new fixation system seamlessly integrates into any ATEC Spine procedure, and will serve as an anchor as we increasingly shift toward proceduralization.

We have completed seven of 12 planned new commercial product launches in 2019. These include IdentiTi-ACDF, AlphaGRAFT-DBM Fiber, IdentiTi-PLIF, IdentiTi-TLIF, IdentiTi-ALIF, InVictus-MIS, and InVictus-Open. For the second quarter of 2019, approximately 32% of our revenue was generated by products that were developed and launched in 2018 and 2019, and we estimate that approximately 35% of our 2019 revenue will be generated by new products. Looking beyond 2019, we intend to be a leader in the industry in innovation by releasing eight to ten new products each year. We expect our growth potential to compound as our new solutions drive surgeon adoption of ATEC procedures, and increase the number of ATEC products sold into each of those procedures.

Compel Surgeon Adoption

We are re-introducing the surgical community to Alphatec, and laying the groundwork to drive surgeon adoption of not only our existing portfolio, but also the innovation that we have introduced in 2018 and year-to-date 2019, and intend to introduce over the next several years. A key component of our drive to renew surgeon interest is our “ATEC Experience” events, our educational program for visiting spine surgeons. For the year ended December 31, 2018, we hosted nearly three times the number of spine surgeons at ATEC Experience events compared to the year ended December 31, 2017. In the second quarter of 2019, the number of spine surgeons we hosted at ATEC Experience events grew approximately 43% compared to the second quarter of 2018.

Importantly, the surgeon relationships that we are creating are both strong, and accelerating. Throughout 2018 and for the first half of 2019, year over year revenue attributable to new surgeon customers has substantially outpaced overall revenue growth. In addition, for the second quarter of 2019, revenue attributable to our top 20 surgeons grew approximately 80% compared to the second quarter of 2018. Revenue per case for the second quarter of 2019 also increased 15% compared to the second quarter of 2018, and in the second quarter of 2019 average sold products per case was approximately 1.5.

We are especially encouraged by the progress being made with surgeon adoption considering that the vast majority of our revenue is currently being driven by legacy Alphatec products. We believe that the spine surgeons that are partnering with us today recognize our team’s ability to architect meaningful innovation. With the investments that we have made into research and development and spine talent, we intend to continue to deliver innovative technologies into the operating room over the coming years.

Revitalize the Sales Channel

Currently, we market and sell our products in the United States through a network of independent distributors and direct sales representatives. We seek to deliver consistent, predictable growth through a durable brand commitment. To accomplish this, we believe there is significant opportunity for us to partner closely with our distributors to create a more dedicated and focused network. We believe that recent consolidation in the industry is increasingly affording us an opportunity to attract large, experienced distributors and agents seeking partnerships with companies like ours; partners that can offer a robust product portfolio and a pipeline of technologies focused solely on spine solutions.

During 2018 and for the first half of 2019, we have continued to add higher-volume, more sophisticated distributors to our sales channel, while simultaneously terminating non-strategic distribution relationships that do not serve our long-term vision. This has enabled us, and we believe will continue to enable us, to reach new spine surgeons, hospitals, and national accounts across the United States, and more effectively penetrate existing accounts and territories. Since 2016, we have decreased our total number of distributors from more than 200 to less than 80, driving the percent of sales contributed by our strategic distribution channel to approximately 80% for the year ended December 31, 2018, and approximately 88% for the quarter ended June 30, 2019. For the second quarter of 2019, revenue from our top 20 distributors grew approximately 45% compared to the second quarter of 2018, and revenue per distributor also grew approximately 45% compared to the second quarter of 2018.

We also employ a national accounts team that is responsible for securing access at hospitals and group purchasing organizations, or GPOs, across the United States. We have been very successful securing access to hospitals and GPOs, having secured access at 20 of the top 25 integrated delivery networks, and today the majority of our business is achieved through these accounts. We will continue to focus on developing and maintaining relationships with key GPOs and hospital networks to secure favorable contracts and develop strategies to convert or grow business within existing accounts.

We are also enhancing our sales training and education programs for independent distributors and direct sales representatives to optimize overall sales productivity.

Currently Marketed Products

Minimally Invasive Surgery, or MIS, Products

Battalion Lateral Spacer System and Squadron Lateral Retractor.    The Battalion Lateral Spacer System with the Alphatec Squadron Lateral Retractor provides spine surgeons with a next-generation lateral system with innovative, unique design characteristics including, total blade control technology that allows the surgeon to maintain approach aperture throughout the procedure, in-situ blade height adjustment and blade replacement, combined with the Battalion Lateral Spacer is available in 0° and 15° lordosis with a variety of width and height options for lumbar and thoracic approaches. Our Battalion Lateral Spacer System and Squadron Lateral Retractor received clearance of an FDA 510(k) premarket notification from the U.S. Food and Drug Administration, or FDA, in 2016, and was commercially released in 2017.

Illico Minimally Invasive Surgery System.    The Illico Minimally Invasive Surgery System is a cannulated pedicle screw system that is designed to be inserted via a minimally invasive surgical procedure. Access to the spine is gained through a small incision. The surgeon is then able to see the surgical site by using a small canal through which implants are inserted into the patient with a minimum amount of disruption to the surrounding tissue. The Illico Minimally Invasive Surgery System is designed to limit trauma to the tissue surrounding the location of the surgery and to enable patients to recover faster.

Thoracolumbar Fixation Products

Arsenal Degenerative System.    Arsenal Degenerative Spinal Fixation System is a comprehensive system for both simple and complex degenerative spinal fusion procedures. The Arsenal Degenerative Spinal Fixation System is designed to provide operational efficiency, biomechanical strength, and surgical simplicity while providing a complete solution to combat most complex degenerative pathologies. The system combines low-profile implants with intuitive instrumentation and proven strength.

Arsenal Deformity System.    The Arsenal Deformity System expands the Arsenal platform to address complex deformity including adult and adolescent idiopathic scoliosis, or AIS, spinal deformity pathologies. The Arsenal Deformity System was thoughtfully designed to provide spine surgeons with a complete solution to address complex deformity procedures. The Arsenal Deformity System provides spine surgeons with unique uniplanar screws, which enable easier screw positioning and rod placement through a tulip that has 360 degrees of rotation while restricting motion in the medial/lateral plane for de-rotation correction. Additionally, the Arsenal Deformity System includes a wide variety of low-profile implants providing a better anatomical fit and increased ability to address patient pathologies, ergonomically designed instrumentation to improve surgical efficiency and comfort during complex surgeries and proven biomechanical strength.

Arsenal CBx Cortical Bone Fixation System.    The Arsenal CBx Cortical Bone Fixation System is the first extension to the Arsenal platform. An alternative to traditional pedicle screw placement, the Arsenal CBx Cortical Bone Fixation System utilizes a midline approach and cortical bone trajectory to achieve maximum fixation through a less-invasive procedure. This Arsenal CBx Cortical Bone Fixation System leverages the strengths of the Arsenal product platform with the benefits of a minimally disruptive procedure to enhance patient outcomes. Due to the midline approach and inward-outward screw trajectory, soft tissue and muscle exposure requirements are greatly reduced compared to the approach for traditional screw trajectory. The Arsenal CBx Cortical Bone Fixation System is a compatible fixation option for both posterior lumbar interbody fusion, or PLIF, or transforaminal lumbar interbody fusion, or TLIF. Additionally, this system can be a unique muscle sparing approach to revision surgery.

Zodiac Degenerative Spinal Fixation System.    The Zodiac Degenerative Spinal Fixation System is a comprehensive spinal system that can be used to address both degenerative spinal conditions, as well as deformity correction. The Zodiac Degenerative Spinal Fixation System offers polyaxial pedicle screws, accompanying implants and advanced instruments for the stabilization of the thoracolumbar spine, as well as deformity specific instrumentation and implants that are designed to enable the surgeon to address patient-specific spinal deformity correction procedures.

Cervical and Cervico-Thoracic Products

Trestle Luxe Anterior Cervical Plate System.    The Trestle Luxe Anterior Cervical Plate System has a large window that enables the surgeon to have improved graft site and end plate visualization, which is designed to allow for better placement of the plate. The Trestle Luxe Anterior Cervical Plate System also has a low-profile design. Low-profile cervical plates are intended to reduce the irritation of the tissue adjacent to the plate following surgery. Other key features of the Trestle Luxe Anterior Cervical Plate System include a self-retaining screw-locking mechanism that is designed to ensure quick and easy locking of the plate and a flush profile after the screws are inserted.

Solanas Posterior Cervico/Thoracic Fixation System and Avalon Occipital Plate.    Alphatec’s Solanas Posterior Cervico/Thoracic Fixation System consists of rods, polyaxial screws, hooks, and connectors that provide a solution for posterior cervico/thoracic fusion procedures. The Solanas Posterior Cervico/Thoracic System is designed to be used in combination with the Zodiac Degenerative Spinal Fixation System and the Avalon Occipital Plate, thereby providing spine surgeons with a solution for occipito-cervico-thoracic fixation. The Avalon Occipital Plate has a unique buttress design for optimal bone graft placement and superior fusion, including three points of plate rotation and translation, which is designed to ease the placement of the plate.

Interbody Systems

Battalion Universal Spacer System.    The Battalion Universal Spacer System offers comfort, control and innovative design for spine surgeons performing PLIF and TLIF procedures. The Battalion implants introduce a new alternative to interbody fusion by combining the elasticity and radiolucency of polyetheretherketone, or PEEK, with a titanium coating for potential osseointegration. The implants, which come in both a straight and curved footprint, feature a bulleted nose for easy insertion and distraction of the disc space. The Battalion Universal Spacer System also features an intuitive and innovative 180-degree locking inserter that assists with protection of neural elements during insertion of the implant. The Battalion Universal Spacer System also features state-of-the-art instrumentation for access, disc preparation, and implant insertion.

Novel PEEK and Titanium Spinal Spacers.    Our family of Novel spinal spacers addresses the surgical need to accommodate varying patient anatomies, surgical approaches and composite material options. The system offers multiple unique implant designs, in numerous shapes and heights, and in both titanium and PEEK.

Alphatec Solus Locking ALIF Spinal Spacer.    The Alphatec Solus locking ALIF spinal spacer, or Alphatec Solus, is a zero-profile PEEK and titanium device offering four points of fixation for improved stability. Alphatec Solus features a one-step insertion and deployment feature and is used in ALIF procedures.

Biologics

AlphaGRAFT Structural Allograft Spacers.    Alphatec offers a broad portfolio of allograft spacers available in a wide range of shapes and sizes, each with corresponding instrumentation, which are intended for use in the cervical, thoracic, and lumbar regions of the spine. In addition, many of our allograft spacers are packaged in our vacuum-infusion packaging system, or VIP System. The VIP System is a packaging and fluid delivery system that allows for fast and efficient infusion of the surgeon’s choice of hydration fluid. The VIP System provides rapid and uniform hydration, which may reduce the brittleness of the graft and shorten the length of the surgical procedure.

AlphaGRAFT ProFuse Demineralized Bone Scaffold.    Our AlphaGRAFT ProFuse Demineralized Bone Scaffold consists of a sponge-like demineralized bone matrix that has been pre-cut into sizes to fit within a spinal spacer. The AlphaGraft ProFuse Demineralized Bone Scaffold provides a natural scaffold derived entirely from bone that can be placed into a void within a spinal spacer or on top of a spinal spacer. The sponge-like qualities of the scaffold allow a surgeon to compress the scaffold and place it into a small space. Following placement, the scaffold expands for maximum contact between the spinal spacer and the endplate of the vertebral body and is designed to promote fusion. The AlphaGRAFT ProFuse Demineralized Bone Scaffold is pre-packaged in our proprietary VIP System.

Amnioshield Amniotic Tissue Barrier.    Our Amnioshield Amniotic Tissue Barrier is an allograft for spinal surgical barrier applications. The composite amniotic membrane reduces inflammation and enhances healing at the surgical site, reduces scar tissue formation and provides an excellent dissection plane.

AlphaGRAFT Demineralized Bone Matrix.    Our AlphaGRAFT Demineralized Bone Matrix consists of demineralized human tissue that is mixed with a bioabsorbable carrier and intended for use in surgery for bone grafting.

Neocore Osteoconductive Matrix.    Our Neocore Osteoconductive Matrix is designed to provide an effective core environment for bone growth through a synthetic scaffold. When hydrated with patient bone marrow aspirate, or BMA, Neocore becomes a complete bone graft, which possesses all the necessary components of bone growth. Engineered to perform like natural bone, Neocore’s composition and porosity provide the benefits of rapid revascularization throughout graft and supports replacement of three-dimensional matrix with healthy new bone growth. Offering excellent handling characteristics, these pre-formed strips are flexible to conform to adjacent structures, compressible, and moldable.

New Products and Technologies

Alpha Informatix Platform.    Alpha Informatix is our platform for providing spine surgeons with intra-operative information that is objective, real-time, and actionable. Our first release from the Alpha Informatix Platform is our advanced neuromonitoring solution, which is designed to prevent the intraoperative risk of nerve injury with automated assessment of nerve health. We acquired this technology through our acquisition of SafeOp Surgical, Inc., or SafeOp. SafeOp has developed patented technology that automates Somatosensory Evoked Potentials, or SSEPs, designed to provide spine surgeons with unprecedented, objective feedback during surgery. We received FDA clearance for our SafeOp neuromonitoring system and released it for alpha evaluation in February 2019. We expect full commercial launch of the system in the fourth quarter of 2019.

We are developing next-generation access systems, implants, and biologics that will seamlessly integrate into the Alpha Informatix Platform to enable elegant, minimally disruptive spine access that achieves clinical success regardless of the surgical approach.

IdentiTi Porous Titanium Interbody Implants.    During 2018 we developed our procedure-specific IdentiTi Porous Ti Interbody System, a collection of porous titanium interbody implants for Anterior Cervical Discectomy and Fusion, or ACDF, TLIF, PLIF and Anterior Lumbar Interbody Fusion, or ALIF procedures, and lateral interbody fusion, or LIF.

Our IdentiTi Porous Ti Interbody Systems offer implant options that take advantage of bone’s affinity for titanium. Because of their porosity, IdentiTi implants have a surface roughness that enhances stability. The implants are also designed to provide the biological, biomechanical, and imaging characteristics that spine surgeons seek in a fusion construct.

Key features include:

•	Consistent, fully interconnected porosity throughout the implant, designed to mimic the structure and porosity of cancellous bone;

•	Pore structure (resulting in surface roughness) and an architecture that enables both immediate and long-term stability;

•	Reduced density (60% porous), allowing enhanced intraoperative and postoperative imaging;

•	Stiffness similar to bone;

•	Predictable performance associated with the subtractive manufacturing process, creating a porous titanium material with consistent and reproducible interconnected pore sizes; and

•	Instrumentation that is intuitive, low profile, and exacting, to optimize the surgeon experience and facilitate outstanding patient outcomes.

As of July 2019, we have commercially launched four of six planned commercial launches of the IdentiTi implant systems, including ACDF, PLIF, TLIF and ALIF. The remaining two IdentiTi implant systems are currently available in alpha evaluation with expected commercial launches in the third quarter of 2019.

OsseoScrew System.    In September 2018, we received 510(k) clearance from the FDA for OsseoScrew, a unique, next-generation expandable posterior fixation implant. OsseoScrew (for use with the Zodiac Spinal Fixation System and Illico MIS Posterior Fixation System) is intended to restore the integrity of the spinal column even in the absence of fusion for a limited time period in patients with advanced stage tumors involving the thoracic and lumbar spine in whom life expectancy is of insufficient duration to permit achievement of fusion. OsseoScrew has been clinically proven to increase pullout and holding strength, improving fixation in the bone-implant interface by 29%, as compared to conventional pedicle screws. It performs comparably to cemented fenestrated screws without the risk associated with cement leakage. OsseoScrew has performed successfully in international markets. OsseoScrew is undergoing an alpha evaluation in the US market with a targeted commercial launch in 2019.

Thoracolumbar Spinal Fixation System.    In September of 2018 we received 510(k) clearance for our next-generation Thoracolumbar Spinal Fixation System, or InVictus, our comprehensive spinal fixation solution, designed to treat a range of spinal pathologies, with intraoperative adaptability and surgical efficiency, through an OPEN, MIS or Hybrid approach. The InVictus system is fully integrated with our SafeOp neuromonitoring system and provides spine surgeons with a unique lock screw design that potentially reduces head splay and cross threading. Additionally, the InVictus MIS and Open Fixation Systems include a wide variety of low-profile implants providing a better anatomical fit and increased ability to address patient pathologies, ergonomically designed instrumentation to improve surgical efficiency and comfort during complex surgeries, and proven biomechanical strength necessary to achieve a solid fusion. We initiated a limited alpha release of the InVictus MIS and Open Fixation Systems in November 2018 and completed the commercial launch in July 2019.

Sales and Marketing

We market and sell our products through a sales force consisting of dedicated and non-dedicated independent distributors and dedicated employee direct sales representatives. We employ a team of area vice-presidents, or AVP’s, and regional business managers, or RBMs, who are responsible for overseeing the overall sales channel process in their territories. Although spine surgeons in the United States typically make the ultimate decision to use our products, we generally bill the hospital for the products that are used and pay commissions to the sales representative or the sales agent based on payment received from the hospital. We compensate our direct sales employees, AVP’s and RBMs through salaries and incentive bonuses based on performance measures.

We are currently in the process of making significant changes to drive a more dedicated and loyal sales channel, including; (i) moving many of our existing distributor relationships to more dedicated partnerships; and (ii) attracting new, high-quality dedicated distributors. We believe these changes will provide us with opportunities for future growth as we secure more dedicated distribution partners that can further penetrate existing and new geographic markets.

We evaluate and select our distribution partners and sales employees based upon their expertise in selling spinal devices, reputation within the surgeon community, geographical coverage and established sales network.

We also employ a national accounts team that is responsible for securing access at hospitals and GPOs across the United States. We have had strong success with securing access to hospitals and GPOs. We believe this access is a key differentiator for us and much of our current business is achieved through these accounts. We will continue to focus our efforts and investment on developing and maintaining relationships with key GPOs and hospital networks to secure favorable contracts and develop strategies to convert or grow business within existing accounts.

We market our products at various industry conferences, organized surgical training courses, and in industry trade journals and periodicals.

Surgeon Training and Education

We focus our surgeon training efforts on delivering critical technical skills needed on the entire spinal fusion procedure through a peer-to-peer approach to qualified surgeon customers. Well-timed surgeon education programs drive customer conversion and loyalty through leadership and excellence by focusing on delivering value through improved surgeon outcomes. We devote significant resources to training and education and are committed to a culture of scientific excellence and ethics.

We believe that one of the most effective ways to introduce and build market demand for our products is by training and educating spine surgeons, independent distributors, and direct sales representatives in the benefits and use of our products. Sales training programs will be a platform for learning and organizational development, ensuring the sales force is clinically competitive and considered an essential resource to all stakeholders. We focus on cross functional collaboration and alignment to deliver timely and relevant programs to meet surgeon and representative needs and positively impact the business.

Our training and education programs are designed to support new product introductions to the market as well as ongoing portfolio advancement. Our resources are nimble and responsive and include field based engagements to supplement our core curriculum. We believe this is an effective way to increase overall surgeon adoption of our new products.

We believe that spine surgeons, independent distributors, and direct sales representatives will become exposed to the merits and distinguishing features of our products through our training and education programs, and that such exposure will increase the use and promotion of our products. With a focus on the entire procedure, we expect to build awareness of the breadth of our product offering. We are conscientious in the pursuit of delivering value to all stakeholders. Our goal is to provide surgeon education programs coupled with a growing and comprehensive sales training platform that create a sustainable competitive advantage for our organization.

Manufacture and Supply

We rely on third-party suppliers for the manufacture of all our implants and instruments. Outsourcing implant manufacturing reduces our need for capital investment and reduces operational expense. Additionally, outsourcing provides expertise and capacity necessary to scale up or down based on demand for our products. We select our suppliers to ensure that all of our products are safe, effective, adhere to all applicable regulations, are of the highest quality, and meet our supply needs. We employ a rigorous supplier assessment, qualification, and selection process targeted to suppliers that meet the requirements of the FDA, and International Organization for Standardization, or ISO, and quality standards supported by internal policies and procedures. Our quality assurance process monitors and maintains supplier performance through qualification and periodic supplier reviews and audits.

The raw materials used in the manufacture of our non-biologic products are principally titanium, titanium alloys, stainless steel, cobalt chrome, ceramic, allograft, and PEEK. None of our raw material requirements is limited to any significant extent by critical supply. We believe our supplier relationships and quality processes will support our potential capacity needs for the foreseeable future.

With respect to biologics products, we are FDA-registered and licensed in the states of California, New York, and Florida, the only states that currently require licenses. Our facility and the facilities of the third-party suppliers we use are subject to periodic unannounced inspections by regulatory authorities and may undergo compliance inspections conducted by the FDA and corresponding state and foreign agencies. Because our biologics products are processed from human tissue, maintaining a steady supply can sometimes be challenging. We have not experienced significant difficulty in locating and obtaining the materials necessary to fulfill our production requirements, and we have not experienced a meaningful disruption to sales orders.

In connection with the sale of our international business, or the Globus Transaction, to Globus Medical, Inc., or Globus, in September 2016, we and Globus entered into a product manufacture and supply agreement, or the Supply Agreement, pursuant to which, at agreed-upon prices, we agreed to supply to Globus certain of our implants and instruments that at the time were being offered for sale by us outside of the United States. Pursuant to the Supply Agreement, we are responsible for ensuring that all of the products delivered to Globus meet all agreed-upon specifications for such products. The initial term of the Supply Agreement expires in September 2019, and Globus has the right to renew the Supply Agreement for two additional 12-month periods, subject to Globus meeting certain purchase requirements. We have agreed to not market and sell spinal implant products outside of the United States for a period ending two years following the termination of the Supply Agreement.

Competition

Although we believe that our current broad product portfolio and development pipeline is differentiated and has numerous competitive advantages, the spinal implant industry is highly competitive, subject to rapid technological change, and significantly affected by new product introductions. We believe that the principal competitive factors in our market include:

•	improved outcomes for spine pathology procedures;

•	ease of use, quality and reliability of product portfolio;

•	effective and efficient sales, marketing and distribution;

•	quality service and an educated and knowledgeable sales network;

•	technical leadership and superiority;

•	surgeon services, such as training and education;

•	responsiveness to the needs of spine surgeons;

•	acceptance by spine surgeons;

•	product price and qualification for reimbursement; and

•	speed to market.

Both our currently marketed products and any future products we commercialize are subject to intense competition. We believe that our most significant competitors are Medtronic, Inc., or Medtronic, Johnson & Johnson (DePuy/Synthes), Stryker Corporation, or Stryker, NuVasive, Inc., or NuVasive, Zimmer Biomet Holdings, Inc., or Zimmer, Globus, and others, many of which have substantially greater financial resources than we do. In addition, these companies may have more established distribution networks, entrenched relationships with physicians and greater experience in developing, launching, marketing, distributing and selling spinal implant products.

Some of our competitors also provide non-operative therapies for spine disorder conditions. While these non-operative treatments are considered to be an alternative to surgery, surgery is typically performed in the event that non-operative treatments are unsuccessful. We believe that, to date, these non-operative treatments have not caused a material reduction in the demand for surgical treatment of spinal disorders.

Intellectual Property

We rely on a combination of patent, trademark, copyright, trade secret and other intellectual property laws, nondisclosure agreements, proprietary information ownership agreements and other measures to protect our intellectual property rights. We believe that in order to have a competitive advantage, we must develop, maintain and enforce the proprietary aspects of our technologies. We require our employees, consultants, co-developers, distributors and advisors to execute agreements governing the ownership of proprietary information and use and disclosure of confidential information in connection with their relationship with us. In general, these agreements require these individuals and entities to agree to disclose and assign to us all inventions that were conceived on our behalf or which relate to our property or business and to keep our confidential information confidential and only use such confidential information in connection with our business.

Patents. As of July 27, 2019, we and our affiliates owned, or we exclusively owned, 146 issued U.S. patents, 41 pending U.S. patent applications and 160 issued or pending foreign patents. We own multiple patents relating to unique aspects and improvements for several of our products. We do not believe that the expiration of any single patent is likely to significantly affect our intellectual property position.

Trademarks. As of July 27, 2019, we and our affiliates owned 26 registered U.S. trademarks and 9 registered trademarks outside of the U.S.

Employees

As of July 27, 2019, we had 223 employees in the U.S. and Canada (including 14 summer interns), approximately 192 of which were based in our Carlsbad, California headquarters, covering all of the following functional areas: sales, customer service, marketing, clinical education, advanced manufacturing, quality assurance, regulatory affairs, research and development, human resources, finance, legal, information technology and administration. We have never experienced a work stoppage due to labor difficulties and believe that our relations with our employees are good. We currently have no employees working under collective bargaining agreements.

Corporate Information

We were incorporated in Delaware in March 2005. Our principal executive offices are located at 5818 El Camino Real, Carlsbad, California 92008. Our telephone number is (760) 431-9286. We maintain an Internet website at www.atecspine.com. We have not incorporated the information on our website by reference into this prospectus supplement, and you should not consider it to be a part of this prospectus supplement.

Our trademarks or registered trademarks include “Alphatec,” the ATEC logo, “Battalion,” “Illico,” “Arsenal,” “Zodiac,” “Trestle Luxe,” “Solanas,” “Novel,” “Solus,” “AlphaGRAFT,” “Amnioshield,” “Neocore,” “Alpha Informatix,” “IdentiTi,” “OsseoScrew,” “SafeOp,” “InVictus,” “Squadron,” and “Avalon.” Other service marks, trademarks and trade names appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

THE OFFERING

Common stock offered by us	Shares

Common stock to be outstanding after this offering	Shares

Option to purchase additional shares	We have granted the underwriters a 30-day option to purchase up to additional shares of common stock from us at the public offering price, less underwriting discounts and commissions.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures, and continued research and development with respect to products and technologies. A portion of the net proceeds of this offering may be used to fund possible investments in or acquisitions of complementary businesses, products, or technologies. As of the date of this prospectus supplement, we have no agreements or commitments to complete any such transaction. See “Use of Proceeds” on page S-42.

Risk Factors	See “Risk Factors” beginning on page S-13 of this prospectus supplement for a discussion of factors that you should read and consider before investing in our securities.

Nasdaq Global Select Market symbol	ATEC

The number of shares of our common stock to be outstanding following this offering is based on 47,657,749 shares of our common stock outstanding as of July 26, 2019. This number of shares excludes the following:

•	4,253,081 shares of common stock issuable upon exercise of options outstanding as of July 26, 2019, at a weighted average exercise price of $3.29 per share;

•	26,885,361 shares of common stock issuable upon exercise of warrants outstanding as of July 26, 2019, at a weighted average exercise price of $3.12 per share;

•	6,359,811 shares of common stock issuable upon the vesting of restricted stock units and restricted stock awards outstanding as of July 26, 2019;

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2,602,959 shares of common stock reserved for future issuance under stock-based compensation plans, including 750,054 shares of common stock reserved for issuance under our 2007 Employee Stock Purchase Plan, as amended by our Board of Directors on March 6, 2019, which amendment was approved by our stockholders on June 12, 2019, 700,155 shares of common stock reserved for issuance under our 2016 Employee Inducement Award Plan, and 1,152,750 shares of common stock reserved for future issuance under our 2016 Equity Incentive Plan, as amended by our Board of Directors on March 6, 2019, which amendment was approved by our stockholders on June 12, 2019; and

•	164,087 shares of common stock issuable upon conversion of our outstanding Series A Convertible Preferred Stock.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to acquire additional shares of our common stock.

RISK FACTORS

Investors should carefully consider the risks described below and in the filings incorporated by reference before deciding whether to invest in our common stock. The risks described below and those described in the filings incorporated by reference are not the only ones we face. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

Risks Related to Our Business and Industry

Our business plan relies on certain assumptions pertaining to the market for our products that, if incorrect, may adversely affect our growth and profitability.

We allocate our design, development, marketing, management and financial resources based on our business plan, which includes assumptions about various demographic trends in the treatment of spine disorders and the resulting demand for our products. However, these trends are uncertain. Our assumptions with respect to an aging population with broad medical coverage and longer life expectancy, which we expect to lead to increased spinal injuries and degeneration, may not be accurate. In addition, an increasing awareness and use of non-invasive means for the prevention and treatment of back pain and rehabilitation purposes may reduce demand for, or slow the growth of sales of, spine fusion products. A significant shift in technologies or methods used in the treatment of back pain or damaged or diseased bone and tissue could adversely affect demand for some or all of our products. For example, pharmaceutical advances could result in non-surgical treatments gaining more widespread acceptance as a viable alternative to spine fusion. The emergence of new biological or synthetic materials to facilitate regeneration of damaged or diseased bone and to repair damaged tissue could increasingly minimize or delay the need for spine fusion surgery and provide other biological alternatives to spine fusion. New surgical procedures could diminish demand for some of our products. The increased acceptance of emerging technologies that do not require spine fusion, such as artificial discs and nucleus replacement, for the surgical treatment of spine disorders would reduce demand for, or slow the growth of sales of, spine fusion products. If our assumptions regarding these factors prove to be incorrect or if alternative treatments to those offered by our products gain further acceptance, then demand for our products could be significantly less than we anticipate and we may not be able to achieve or sustain growth or profitability.

We are in a highly competitive market segment, face competition from large, well-established medical device companies with significant resources, and may not be able to compete effectively.

The market for spine fusion products and procedures is intensely competitive, subject to rapid technological change and significantly affected by new product introductions and other market activities of industry participants. In 2018, a significant percentage of global spine implant product revenues was generated by Medtronic Sofamor Danek, a subsidiary of Medtronic; Depuy Spine, a subsidiary of Johnson & Johnson; and Stryker. Our competitors also include numerous other publicly-traded companies such as NuVasive, Zimmer, Globus and SeaSpine Holdings Corp.

Several of our competitors enjoy competitive advantages over us, including:

•	more established relationships with spine surgeons;

•	more established distribution networks;

•	broader spine surgery product offerings;

•	stronger intellectual property portfolios;

•	greater financial and other resources for product research and development, sales and marketing, and patent litigation;

•	greater experience in, and resources for, launching, marketing, distributing and selling products;

•	greater name recognition as well as more recognizable trademarks for products similar to the products that we sell;

•	more established relationships with healthcare providers and payers;

•	products supported by more extensive clinical data; and

•	greater experience in obtaining and maintaining FDA and other regulatory clearances or approvals for products and product enhancements.

In addition, at any time our current competitors or other companies may develop alternative treatments, products or procedures for the treatment of spine disorders that compete directly or indirectly with our products, including ones that prove to be superior to our spine surgery products. For these reasons, we may not be able to compete successfully against our existing or potential competitors. Any such failure could lead us to further modify our strategy, lower our prices, increase the commissions we pay on sales of our products and have a significant adverse effect on our business, financial condition and results of operations.

To be commercially successful, we must convince the spine surgeon community that our products are an attractive alternative to our competitors’ products. If the spine surgeon community does not use our products, our sales will decline and we will be unable to increase our sales and generate profits.

In order for us to sell our products, spine surgeons must be convinced that our products are superior to competing products. Acceptance of our products depends on educating the spine surgeon community as to the distinctive characteristics, perceived benefits, safety and cost-effectiveness of our products compared to our competitors’ products and on training spine surgeons in the proper application of our products. If we are not successful in convincing the spine surgeon community of the merit of our products, our sales will decline and we will be unable to increase or achieve and sustain growth or profitability.

There is a learning process involved for spine surgeons to become proficient in the use of our products. Although most spine surgeons may have adequate knowledge on how to use most of our products based on their clinical training and experience, we believe that the most effective way to introduce and build market demand for our products is by directly training spine surgeons in the use of our products. If surgeons are not properly trained, they may misuse or ineffectively use our products. This may also result in unsatisfactory patient outcomes, patient injury, negative publicity or lawsuits against us, any of which could have a significant adverse effect on our business, financial condition and results of operations.

We may not be able to timely develop new products or product enhancements that will be accepted by the market.

We sell our products in a market that is characterized by technological change, product innovation, evolving industry standards, competing patent claims, patent litigation and intense competition. Our success will depend in part on our ability to develop and introduce new products and enhancements or modifications to our existing products, which we will need to do before our competitors do so and in a manner that does not infringe issued patents of third parties from which we do not have a license. We may not be able to successfully develop or market new, improved or modified products, and our future products may not be accepted by even the spine surgeons who use our current products. Our competitors’ product development capabilities could be more effective than our capabilities, and their new products may get to market before our products. In addition, the products of our competitors may be more effective or less expensive than our products. The introduction of new products by our competitors may lead us to have price reductions, reduced margins or loss of market share and may render our products obsolete or noncompetitive. The success of any of our new product offerings or enhancement or modification to our existing products will depend on several factors, including our ability to:

•	properly identify and anticipate spine surgeon and patient needs;

•	develop new products or enhancements in a timely manner;

•	obtain the necessary regulatory approvals for new products or product enhancements;

•	provide adequate training to potential users of new products;

•	receive adequate reimbursement approval of third-party payers such as Medicaid, Medicare and private insurers; and

•	develop an effective marketing and distribution network.

Developing products in a timely manner can be difficult, in particular because product designs change rapidly to adjust to third-party patent constraints and to market preferences. As a result, we may experience delays in our product launches which may significantly impede our ability to enter or compete in a given market and may reduce the sales that we are able to generate from these products. We may experience delays in any phase of a product launch, including during research and development, clinical trials, manufacturing, marketing and the surgeon training process. In addition, our suppliers of products or components can suffer similar delays, which could cause delays in our product introductions. If we do not develop new products or product enhancements in time to meet market demand or if there is insufficient demand for these new products or enhancements, it could have a significant adverse effect on our business financial condition and results of operations.

Our sales and marketing efforts are largely dependent upon third parties, many of which are non-exclusive and free to market products that compete with our products.

Most of our distributor arrangements are non-exclusive and our distributors are not obligated to buy our products and can represent competing products, and they may be unwilling or unable to dedicate the resources necessary to promote our portfolio of products. Many of our independent distributors also market and sell the products of our competitors, and those competitors may have the ability to influence the products that our independent distributors choose to market and sell. Our competitors may be able, by offering higher commission payments or otherwise, to convince our independent distributors to terminate their relationships with us, carry fewer of our products or reduce their sales and marketing efforts for our products. Our distributors have varying expertise in marketing and selling specialty medical devices. They also sell other devices that may result in less focus on our products. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other medical device companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities.

If pricing pressures cause us to decrease prices for our goods and services and we are unable to compensate for such reductions through changes in our product mix or reductions to our expenses, our results of operations will suffer.

We have experienced and may continue to experience decreasing prices for our goods and services we offer due to pricing pressure exerted by our customers in response to increased cost containment efforts from managed care organizations and other third-party payers and increased market power of our customers as the medical device industry consolidates. If we are unable to offset such price reductions through changes in our product mix or reductions in our expenses, our business, financial condition, results of operations and cash flows will be adversely affected.

We must attract new distributors of our products.

We plan to continue to focus on increasing our network of independent distributors. The establishment and development of a broader distribution network may be expensive and time consuming. Because of the intense competition for their services, we may be unable to recruit or retain additional qualified independent distributors. Often, our competitors enter into distribution agreements with independent distributors that require such distributors to exclusively sell the products of our competitors. Further, we may not be able to enter into agreements with independent distributors on commercially reasonable terms, if at all. Even if we do enter into agreements with additional independent distributors, it often takes 90 to 120 days for new distributors to reach full operational effectiveness and such distributors may not generate revenue as quickly as we expect them to, commit the necessary resources to effectively market and sell our products or ultimately be successful in selling our products. Our business, financial condition and results of operations will be materially adversely affected if we do not attract new, additional independent distributors or if the marketing and sales efforts of our independent distributors and our own direct sales representatives are unsuccessful.

We rely on a limited number of third parties to manufacture and supply our products. Any problems experienced by any of these manufacturers could result in a delay or interruption in the supply of our products to us until such manufacturer cures the problem or until we locate and qualify an alternative source of supply.

We rely on third party suppliers for the manufacture of our implants and instruments. We currently rely on a limited number of third party suppliers and any prolonged disruption in the operations of our third party suppliers could have a significant negative impact on our ability to supply our products to customers and to perform our obligations under the Supply Agreement with Globus, and would cause us to seek additional third-party manufacturing contracts, which may not be available on acceptable terms, if at all. We may suffer losses as a result of business interruptions that exceed coverage under our manufacturer’s insurance policies. Events beyond our control, such as natural disasters, fire, sabotage or business accidents could have a significant negative impact on our operations by disrupting our product development and commercialization efforts until such third-party supplier can repair its facility or put in place third-party contract manufacturers to assume this manufacturing role, which we may not be able to do on reasonable terms, if at all. In addition, if we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer or the re-verification of an existing manufacturer could negatively affect our ability to develop products or supply products to customers in a timely manner. Any disruption in the manufacture of our products by our third party suppliers could have a material adverse impact on our business, financial condition and results of operations.

We depend on various third-party suppliers, and in one case a single third-party supplier, for key raw materials used in the manufacturing processes for our products and the loss of any of these third-party suppliers, or their inability to supply us with adequate raw materials, could harm our business.

We use a number of raw materials, including titanium, titanium alloys, stainless steel, PEEK, and human tissue. We rely from time to time on a number of suppliers and in one case on a single source vendor, Invibio. We have a supply agreement with Invibio, pursuant to which it supplies us with PEEK, a biocompatible plastic that we use in some of our spacers. Invibio is one of a limited number of companies approved to distribute PEEK in the United States for use in implantable devices. During both 2018 and 2017, approximately 20% of our revenues were derived from products manufactured using PEEK.

We depend on a limited number of sources of human tissue for use in our biologics products, and any failure to obtain tissue from these sources or to have the tissue processed by these entities for us in a timely manner will interfere with our ability to meet demand for our biologics products effectively. The processing of human tissue into biologics products is labor intensive and it is therefore difficult to maintain a steady supply stream. In addition, due to seasonal changes in mortality rates, some scarce tissues used for our biologics products are at times in particularly short supply. Our supply of human tissue from our current suppliers and our current inventory of biologics products may not be available at current levels or may not be sufficient to meet our needs.

Our dependence on a single third-party PEEK supplier and the challenges we may face in obtaining adequate supplies of biologics products involve several risks, including limited control over pricing, availability, quality and delivery schedules. In addition, any supply interruption in a limited or sole sourced component or raw material, such as PEEK or human tissue, could materially harm the ability of our third party manufacturers to manufacture our products until a new source of supply, if any, could be found. We may be unable to find a sufficient alternative supply channel in a reasonable time period or on commercially reasonable terms, if at all, which would have a significant adverse effect on our business, financial condition and results of operations.

Our tissue-based products and related technologies could become subject to significantly greater regulation by the FDA, which could disrupt our business.

The FDA regulates human cells, tissues, and cellular and tissue-based products, or HCT/Ps, but the extent to which they are regulated depends on how they are manufactured and used and whether they meet other criteria for minimal regulation. These criteria include but are not limited to the use of the HCT/Ps for homo-logous use only and minimal manipulation of the HCT/Ps. These HCT/Ps are regulated by the FDA solely under Section 361 of the Public Health Service Act, or PHSA, and are referred to as “Section 361 HCT/Ps,” while other HCT/Ps are subject to FDA’s regulatory requirements applicable to medical devices or biologics. Section 361 HCT/Ps do not require 510(k) clearance, PMA approval, licensure of a biologics license application, or BLA, or other premarket authorization from FDA before marketing. We believe our HCT/Ps are regulated solely under Section 361 of the PHSA, and therefore, we have not sought or obtained 510(k) clearance, PMA approval, or licensure through a BLA. The FDA could disagree with our determination that our tissue-based products are Section 361 HCT/Ps and could determine that these products are biologics requiring a BLA or medical devices requiring 510(k) clearance or PMA approval, and could require that we cease marketing such products and/or recall them pending appropriate clearance, approval or license from the FDA. If the FDA determines that any of our current or future products contain HCT/Ps that do not meet the criteria for regulation as a Section 361 HCT/P, it could subject some of our products to additional review and regulatory oversight. If this were to happen, further distribution of the affected products could be interrupted for a substantial period of time, which would reduce our revenues and hurt our profitability.

If we or our suppliers fail to comply with the FDA’s quality system and good tissue practice regulations, the manufacture of our products could be delayed.

We and our suppliers are required to comply with the FDA’s Quality System Regulation, or QSR, which covers, among other things, the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, record keeping, storage and shipping of our products. In addition, suppliers and processors of products derived from HCT must comply with the FDA’s current good tissue practice requirements, or cGTPs, which govern the methods used in and the facilities and controls used for the manufacture of HCT/Ps, record keeping and the establishment of a quality program. The FDA audits compliance with the QSR and cGTPs through inspections of manufacturing and other facilities. If we or our suppliers have significant non-compliance issues or if any corrective action plan is not sufficient, we or our suppliers could be forced to halt the manufacture of our products until such problems are corrected to the FDA’s satisfaction, which could have a material adverse effect on our business, financial condition and results of operations. Further, our products could be subject to recall if the FDA determines, for any reason, that our products are not safe or effective. Any recall or FDA requirement demanding that we seek additional approvals or clearances could result in delays, costs associated with modification of a product, loss of revenue and potential operating restrictions imposed by the FDA, all of which could have a material adverse effect on our business, financial condition and results of operations.

Healthcare policy changes, including recent federal legislation to reform the U.S. healthcare system, may have a material adverse effect on us.

In response to perceived increases in health care costs in recent years, there have been and continue to be proposals by the federal government, state governments, regulators and third-party payers to control these costs and, more generally, to reform the U.S. healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products, limit the acceptance and availability of our products, and have a material adverse effect on our financial position and results of operations. An expansion in government’s role in the U.S. healthcare industry may lower reimbursements for procedures using our products, reduce medical procedure volumes and adversely affect our business and results of operations, possibly materially.

The demand for products and the prices at which customers and patients are willing to pay for our products depend upon the ability of our customers to obtain adequate third-party coverage and reimbursement for their purchases of our products.

Sales of our products depend in part on the availability of adequate coverage and reimbursement from governmental and private payers. In the United States, healthcare providers that purchase our products generally rely on third-party payers, principally Medicare, Medicaid and private health insurance plans, to pay for all or a portion of the costs and fees associated with the use of our products. While procedures using our currently marketed products are eligible for reimbursement in the United States, if surgical procedures utilizing our products are performed on an outpatient basis, it is possible that private payers may no longer provide reimbursement for the procedures using our products without further supporting data on the procedure. Any delays in obtaining, or an inability to obtain, adequate coverage or reimbursement for procedures using our products could significantly affect the acceptance of our products and have a significant adverse effect on our business. Additionally, third-party payers continue to review their coverage policies carefully for existing and new therapies and can, without notice, deny coverage for treatments that include the use of our products. Our business would be negatively impacted if there are any changes that reduce reimbursement for our products.

Furthermore, healthcare costs have risen significantly over the past decade. There have been and may continue to be proposals by legislators, regulators and third-party payers to contain these costs. Several such proposals were enacted as part of the Patient Protection and Affordable Health Care Act, as amended by the Health Care and Education Reconciliation Act, or ACA, and include numerous provisions to limit Medicare spending through reductions in various fee schedule payments and sweeping payment reforms. Other federal and state cost-control measures include prospective payment systems, capitated rates, group purchasing, redesign of benefits, requiring pre-authorizations or second opinions prior to major surgery, encouragement of healthier lifestyles and exploration of more cost-effective methods of delivering healthcare. Some healthcare providers in the United States have adopted or are considering a managed care system in which the providers contract to provide comprehensive healthcare for a fixed cost per person. Healthcare providers may also attempt to control costs by authorizing fewer elective surgical procedures or by requiring the use of the least expensive devices possible. These cost-control methods also potentially limit the amount which healthcare providers may be willing to pay for medical devices. In addition, in the United States, no uniform policy of coverage and reimbursement for medical technology exists among all these payers. Therefore, coverage of and reimbursement for medical technology can differ significantly from payer to payer. The continuing efforts of third-party payers, whether governmental or commercial, whether inside or outside the United States, to contain or reduce these costs, combined with closer scrutiny of such costs, could restrict our customers’ ability to obtain adequate coverage and reimbursement from these third-party payers. The cost containment measures contained in ACA and other measures being considered at the federal and state level, as well as internationally, could harm our business by adversely affecting the demand for our products or the price at which we can sell our products.

Consolidation in the healthcare industry could lead to demands for price concessions or to the exclusion of some suppliers from certain of our markets, which could have an adverse effect on our business, financial condition or results of operations.

Because healthcare costs have risen significantly over the past decade, numerous initiatives and reforms initiated by legislators, regulators and third-party payers to curb these costs have resulted in a consolidation trend in the healthcare industry to create new companies with greater market power, including hospitals. As the healthcare industry consolidates, competition to provide products and services to industry participants has become and will continue to become more intense. This in turn has resulted and will likely continue to result in greater pricing pressures and the exclusion of certain suppliers from important market segments as GPOs, independent delivery networks and large single accounts continue to use their market power to consolidate purchasing decisions for some of our customers. We expect that market demand, government regulation, third-party reimbursement policies and societal pressures will continue to change the worldwide healthcare industry, resulting in further business consolidations and alliances among our customers, which may reduce competition, exert further downward pressure on the prices of our products and may adversely impact our business, financial condition or results of operations.

We may be subject to or otherwise affected by federal and state healthcare laws, including fraud and abuse, health information privacy and security, and disclosure laws, and could face substantial penalties if we are unable to fully comply with such laws.

Although we do not provide healthcare services, submit claims for third-party reimbursement, or receive payments directly from Medicare, Medicaid, or other third-party payers for our products or the procedures in which our products are used, healthcare regulation by federal and state governments significantly impacts our business. Healthcare fraud and abuse, health information privacy and security, and disclosure laws potentially applicable to our operations include:

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the federal Anti-Kickback Statute, as well as state analogs, which constrains our marketing practices and those of our independent sales agents and distributors, educational programs, pricing policies, and relationships with healthcare providers by prohibiting, among other things, knowingly and willfully soliciting, receiving, offering or providing remuneration, intended to induce the purchase or recommendation of an item or service reimbursable under a federal (or state or commercial) healthcare program (such as the Medicare or Medicaid programs);

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the federal ban, as well as state analogs, on physician self-referrals, which prohibits, subject to certain exceptions, physician referrals of Medicare and Medicaid patients to an entity providing certain “designated health services” if the physician or an immediate family member of the physician has any financial relationship with the entity;

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federal false claims laws which prohibit, among other things, knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent;

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The Health Insurance Portability and Accountability Act, or HIPAA, and its implementing regulations, which created federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

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the state and federal laws “sunshine” provisions that require detailed reporting and disclosures to the Centers for Medicare and Medicaid Services, or CMS, and applicable states of any payments or “transfer of value” made or distributed to prescribers and other health care providers, and for certain states prohibit some forms of these payments, require the adoption of marketing codes of conduct, require the reporting of marketing expenditures and pricing information and constrain relationships with physicians and other referral sources;

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state laws analogous to each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state laws governing the privacy of certain health information, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts;

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the Administrative Simplification provisions of HIPAA, specifically, privacy and security provisions including recent amendments under the Health Information Technology for Economic and Clinical Health Act, or HITECH, which impose stringent restrictions on uses and disclosures of protected health information such as for marketing or clinical research purposes and impose significant civil and criminal penalties for non-compliance and require the reporting of breaches to affected individuals, the government and in some cases the media in the event of a violation; and

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a variety of state-imposed privacy and data security laws which require the protection of information beyond health information, such as employee information or any class of information combining name with state issued identification numbers, social security numbers, credit card, bank or other financial information and which require reporting to state officials in the event of breach or violation and which impose both civil and criminal penalties.

ACA includes various provisions designed to strengthen significantly fraud and abuse enforcement, such as increased funding for enforcement efforts and the lowering of the intent requirement of the federal Anti-Kickback Statute and criminal healthcare fraud statute such that a person or entity no longer needs to have actual knowledge of these statutes or specific intent to violate them.

If our past or present operations, or those of our independent sales agents and distributors are found to be in violation of any of such laws or any other governmental regulations that may apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from federal healthcare programs and/or the curtailment or restructuring of our operations. Similarly, if the healthcare providers, sales agents, distributors or other entities with which we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on us. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against them, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

The sales and marketing practices of our industry have been the subject of increased scrutiny from federal and state government agencies, and we believe that this trend will continue. Prosecutorial scrutiny and governmental oversight over some major device companies regarding the retention of healthcare professionals as consultants has affected and may continue to affect the manner in which medical device companies may retain healthcare professionals as consultants. Any precautions we take to detect and prevent noncompliance with applicable laws may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Any action against us for violation of these laws, even if we successfully defend against them, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

If we fail to obtain, or experience significant delays in obtaining, FDA clearances or approvals for our future products or modifications to our products, our ability to commercially distribute and market our products could suffer.

Our medical devices are subject to extensive regulation by the FDA and numerous other federal, state and foreign governmental authorities. The process of obtaining regulatory clearances or approvals to market a medical device, particularly from the FDA, can be costly and time consuming, and there can be no assurance that such clearances or approvals will be granted on a timely basis, if at all. In particular, the FDA permits commercial distribution of most new medical devices only after the devices have received clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or 510(k), or are the subject of an approved premarket approval application, or a PMA. The 510(k) process generally takes three to nine months, but can take significantly longer, especially if the FDA requires a clinical trial to support the 510(k) application. Currently, we do not know whether the FDA will require clinical data in support of any 510(k)s that we intend to submit for other products in our pipeline. In addition, the FDA continues to re-examine its 510(k) clearance process for medical devices and published several draft guidance documents that could change that process. Any changes that make the process more restrictive could increase the time it takes for us to obtain clearances or could make the 510(k) process unavailable for certain of our products. A PMA must be submitted to the FDA if the device cannot be cleared through the 510(k) process or is not exempt from premarket review by the FDA. A PMA must be supported by extensive data, including results of preclinical studies and clinical trials, manufacturing and control data and proposed labeling, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device for its intended use. The PMA process is more costly and uncertain than the 510(k) clearance process, and generally takes between one and three years, if not longer. In addition, any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new 510(k) clearance or, possibly, a PMA.

Modifications to products that are approved through a PMA application generally need FDA approval. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). Our commercial distribution and marketing of any products or product modifications that we develop will be delayed until regulatory clearance or approval is obtained. In addition, the regulatory approval process for our new products or product modifications may take significantly longer than anticipated. The FDA may not require a new product or product modification to go through the lengthy and expensive PMA approval process. The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

•	our inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that our products are safe or effective for their intended uses;

•

the disagreement of the FDA or the applicable foreign regulatory body with the design or implementation of our clinical trials or the interpretation of data from pre-clinical studies or clinical trials;

•	serious and unexpected adverse device effects experienced by participants in our clinical trials;

•	the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required;

•	our inability to demonstrate that the clinical and other benefits of the device outweigh the risks;

•	the manufacturing process or facilities we use may not meet applicable requirements; or

•

the potential for approval policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering our clinical data or regulatory filings insufficient for clearance or approval.

Delays in obtaining regulatory clearances and approvals may:

•	delay or prevent commercialization of products we develop;

•	require us to perform costly tests or studies;

•	diminish any competitive advantages that we might otherwise have obtained; and

•	reduce our ability to collect revenues.

To date, all of our non-biologic medical device products that have required FDA review and that are being sold in the United States have been cleared through the 510(k) process without any required clinical trials. However, the FDA may require clinical data in support of any future 510(k)s or PMAs that we intend to submit for products in our pipeline. We have limited experience in performing clinical trials that might be required for a 510(k) clearance or PMA approval. If any of our products require clinical trials, the commercialization of such products could be delayed which could have a material adverse effect on our business, financial condition and results of operations.

The safety of our products is not yet supported by long-term clinical data and may therefore prove to be less safe and effective than initially thought.

We obtained clearance to offer all of our current non-biologic medical device products through the 510(k) process. The ability to obtain a 510(k) clearance is generally based on the FDA’s agreement that a new product is substantially equivalent to certain already marketed products. Because most 510(k)-cleared products were not the subject of pre-market clinical trials, spine surgeons may be slow to adopt our 510(k)-cleared products, we may not have the comparative data that our competitors have or are generating, and we may be subject to greater regulatory and product liability risks. With the passage of the American Recovery and Reinvestment Act of 2009, funds have been appropriated for the U.S. Department of Health and Human Services’ Healthcare Research and Quality to conduct comparative effectiveness research to determine the effectiveness of different drugs, medical devices, and procedures in treating certain conditions and diseases. Some of our products or procedures performed with our products could become the subject of such research. It is unknown what effect, if any, this research may have on our business. Further, future research or experience may indicate that treatment with our products does not improve patient outcomes or improves patient outcomes less than we initially expect. Such results would reduce demand for our products and this could cause us to withdraw our products from the market. Moreover, if future research or experience indicate that our products cause unexpected or serious complications or other unforeseen negative effects, we could be subject to significant legal liability, significant negative publicity, damage to our reputation and a dramatic reduction in sales of our products, all of which would have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with post-marketing regulatory requirements could subject us to enforcement actions, including substantial penalties, and might require us to recall or withdraw a product from the market.

Once a medical device is cleared or approved, a manufacturer must notify the FDA of any modifications to the device. Any modification to a device that has received FDA clearance that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires 510(k) clearance or possibly PMA approval. The FDA requires every manufacturer to make the determination in the first instance regarding whether a modification to a cleared or approved device necessitates the filing of a new 510(k) premarket notification or PMA supplement. The FDA may review any manufacturer’s decision and can disagree. If the FDA disagrees with any future determination by us that a new 510(k) clearance or PMA approval is not required, we may need to cease marketing or to recall the modified product until and unless we obtain the clearance or approval. In addition, we could also be subject to significant regulatory fines or penalties. Any of these outcomes would harm our business.

The regulations to which we are subject are complex and have become more stringent over time. Regulatory changes could result in restrictions on our ability to continue or expand our operations, higher than anticipated costs, or lower than anticipated sales. Even after we have obtained the proper regulatory clearance or approval to market a product, we have ongoing responsibilities under FDA regulations and applicable foreign laws and regulations. The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. For example, the 21st Century Cures Act, or Cures Act, was signed into law in December 2016. The Cures Act, among other things, is intended to modernize the regulation of devices and spur innovation, but its ultimate implementation is unclear. The FDA, state and foreign regulatory authorities have broad enforcement powers. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to enforcement action by the FDA, state or foreign regulatory authorities, which may include any of the following sanctions:

•	untitled letters or warning letters;

•	fines, injunctions, consent decrees and civil penalties;

•	recalls, termination of distribution, administrative detention, or seizure of our products;

•	customer notifications or repair, replacement or refunds;

•	operating restrictions or partial suspension or total shutdown of production;

•	delays in or refusal to grant our requests for future 510(k) clearances, PMA approvals or foreign regulatory approvals of new products, new intended uses, or modifications to existing products;

•	withdrawals or suspensions of current 510(k) clearances or PMAs or foreign regulatory approvals, resulting in prohibitions on sales of our products;

•	FDA refusal to issue certificates to foreign governments needed to export products for sale in other countries; and/or

•	criminal prosecution.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and have a material adverse effect on our reputation, business, results of operations and financial condition.

If we choose to acquire new and complementary businesses, products or technologies, we may be unable to complete these acquisitions or successfully integrate them in a cost-effective and non-disruptive manner.

Our success depends in part on our ability to continually enhance and broaden our product offering in response to changing customer demands, competitive pressures and technologies and our ability to increase our market share. Accordingly, we have pursued and intend to pursue the acquisition of complementary businesses, products or technologies instead of developing them ourselves. We do not know if we will be able to successfully complete any acquisitions, or whether we will be able to successfully integrate any acquired business, product or technology into our business or retain any key personnel, suppliers or distributors. Our ability to successfully grow through acquisitions depends upon our ability to identify, negotiate, complete and integrate suitable acquisitions and to obtain any necessary financing. These efforts could be expensive and time consuming, disrupt our ongoing business and distract management. If we are unable to integrate any future or recently acquired businesses, products or technologies effectively, our business, financial condition and results of operations will be materially adversely affected. For example, an acquisition could materially impair our operating results by causing us to incur debt or requiring us to amortize significant amounts of expenses, including non-cash acquisition costs, and acquired assets.

We are dependent on our senior management team, sales and marketing team, engineering team and key surgeon advisors, and the loss of any of them could harm our business.

Our continued success depends in part upon the continued availability and contributions of our senior management, sales and marketing team and engineering team and the continued participation of our key surgeon advisors. While we have entered into employment agreements with all members of our senior management team, none of these agreements guarantees the services of the individual for a specified period of time. We would be adversely affected if we fail to adequately prepare for future turnover of our senior management team. Our ability to grow or at least maintain our sales levels depends in large part on our ability to attract and retain sales and marketing personnel and for these sales people to maintain their relationships with spine surgeons directly and through our distributors. We rely on our engineering team to research, design and develop potential products for our product pipeline. We also rely on our surgeon advisors to advise us on our products, our product pipeline, long-term scientific planning, research and development and industry trends. We compete for personnel and advisors with other companies and other organizations, many of which are larger and have greater name recognition and financial and other resources than we do. Over the past 3 years, we have implemented numerous changes in our management team, including in the roles of Chief Executive Officer, Chief Financial Officer, Executive Vice President, People & Culture, and General Counsel, which could have an adverse effect on our retention of our employees, advisors and distributors. Changes to our senior management team, sales and marketing team, engineering team and key surgeon advisors, or our inability to attract or retain other qualified personnel or advisors, could have a significant adverse effect on our business, financial conditions and results of operations.

Compliance with laws and regulations and standards for accounting, corporate governance and public disclosure is time consuming and results in significant expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, other SEC regulations, NASDAQ Stock Market listing rules, and new accounting pronouncements create uncertainty and additional complexities for companies such as ours. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly.

As of June 30, 2018, September 30, 2018 and December 31, 2018, we identified a material weakness in internal control over financial reporting. This material weakness was remedied during the first quarter of 2019; however, if we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, investors may be misled and lose confidence in our financial reporting and disclosures, and the price of our common stock may be negatively affected.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A “significant deficiency” means a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of our financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

On March 8, 2018, we completed a private placement of equity securities to certain institutional and accredited investors, providing for the sale by us of newly designated Series B Convertible Preferred Stock, which shares of preferred stock were automatically converted into 14.3 million shares of our common stock upon approval by our stockholders. As the Series B Convertible Preferred Stock provided the holder the benefit to convert to shares of common stock, a beneficial conversion feature, or BCF, with a calculated intrinsic fair value at issuance of $13.5 million existed as of the date the shares of Series B Convertible Preferred Stock were able to be converted into shares of common stock. As the conversion was contingent upon stockholder approval, which occurred in May 2018, the BCF should have been recognized on the day the contingency was resolved.

This one-time, non-cash deemed dividend impacted net loss attributable to common stockholders and net loss per share for the three and six months ended June 30, 2018, the nine months ended September 30, 2018, and the year ended December 31, 2018. The error also impacted the amounts in accumulated deficit and additional paid in capital, but had no impact on total equity. We determined that the impact of this accounting error was not material to the financial statements for prior unaudited interim periods. We recorded the impact of the BCF in our audited financial statements as of and for the year ended December 31, 2018.

In connection with the assessment of our internal control over financial reporting for the Annual Report on Form 10-K, we determined that as of June 30, 2018, September 30, 2018 and December 31, 2018 our internal controls over financial reporting were ineffective due to a material weakness related to our review and accounting associated with complex equity transactions. We remediated this material weakness during the first quarter of 2019.

If we fail to maintain effective internal controls and procedures for financial reporting, we could be unable to provide timely and accurate financial information and therefore be subject to delisting from NASDAQ, an investigation by the SEC, and civil or criminal sanctions. Additionally, ineffective internal control over financial reporting would place us at increased risk of fraud or misuse of corporate assets and could cause our stockholders, lenders, suppliers and others to lose confidence in the accuracy or completeness of our financial reports. This, in turn could adversely affect our ability to access the capital markets. Material weaknesses or significant deficiencies could occur in the future and we may not be able to remediate such weaknesses or deficiencies in a timely manner, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we collect and store sensitive data, including legally protected patient health information, credit card information, personally identifiable information about our employees, intellectual property, and proprietary business information. We manage and maintain our applications and data utilizing on-site systems. These applications and data encompass a wide variety of business critical information including research and development information, commercial information and business and financial information.

The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information.

Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers, viruses, breaches or interruptions due to employee error or malfeasance, terrorist attacks, earthquakes, fire, flood, other natural disasters, power loss, computer systems failure, data network failure, Internet failure, or lapses in compliance with privacy and security mandates. Any such attack, virus, breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. We have measures in place that are designed to detect and respond to such security incidents and breaches of privacy and security mandates. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, government enforcement actions and regulatory penalties. Unauthorized access, loss or dissemination could also interrupt our operations, including our ability to bill our customers, provide customer support services, conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of our business and damage our reputation, any of which could adversely affect our business.

Nearly all of our operations are currently conducted in locations that may be at risk of damage from fire, earthquakes or other natural disasters.

We currently conduct nearly all of our development and management activities in Carlsbad, California near known wildfire areas and earthquake fault zones. We have taken precautions to safeguard our facilities, including obtaining property and casualty insurance, and implementing health and safety protocols. We have developed an information technology disaster recovery plan. However, any future natural disaster, such as a fire or an earthquake, could cause substantial delays in our operations, damage or destroy our equipment or inventory and cause us to incur additional expenses. A disaster could seriously harm our business, financial condition and results of operations. Our facilities would be difficult to replace and would require substantial lead time to repair or replace. The insurance we maintain against earthquakes, fires, and other natural disasters would not be adequate to cover a total loss of our facilities, may not be adequate to cover our losses in any particular case and may not continue to be available to us on acceptable terms, or at all.

Alphatec Holdings is a holding company with no operations, and unless it receives dividends or other payments from its subsidiaries, it will be unable to fulfill its cash obligations.

As a holding company with no business operations, Alphatec Holdings’ material assets consist only of the common stock of its subsidiaries, dividends and other payments received from time to time from its subsidiaries, and the proceeds raised from the sale of debt and equity securities. Alphatec Holdings’ subsidiaries are legally distinct from Alphatec Holdings and have no obligation, contingent or otherwise, to make funds available to Alphatec Holdings. Alphatec Holdings will have to rely upon dividends and other payments from its subsidiaries to generate the funds necessary to fulfill its cash obligations. Alphatec Holdings may not be able to access cash generated by its subsidiaries in order to fulfill cash commitments. The ability of Alphatec Spine or SafeOp Surgical to make dividend and other payments to Alphatec Holdings is subject to the availability of funds after taking into account its subsidiaries’ funding requirements, the terms of its subsidiaries’ indebtedness and applicable state laws.

If we fail to properly manage our anticipated growth, our business could suffer.

We will continue to pursue growth in the number of spine surgeons using our products, the types of products we offer and the geographic regions where our products are sold. Such anticipated growth has placed and will continue to place significant demands on our managerial, operational and financial resources and systems. Future growth would impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, motivate and integrate additional personnel. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these anticipated growth activities. We are currently focused on increasing the size and effectiveness of our sales force and distribution network, marketing activities, research and development efforts, inventory management systems, management team and corporate infrastructure. If we do not manage our anticipated growth effectively, the quality of our products, our relationships with physicians, distributors and hospitals, and our reputation could suffer, which would have a significant adverse effect on our business, financial condition and results of operations. We must attract and retain qualified personnel and third-party distributors and manage and train them effectively. Personnel qualified in the design, development, production and marketing of our products are difficult to find and hire, and enhancements of information technology systems to support our growth are difficult to implement. We will also need to carefully monitor and manage our surgeon services, our third-party manufacturing resources, quality assurance and efficiency, and the quality assurance and efficiency of our suppliers and distributors. This managing, training and monitoring will require allocation of valuable management resources and significant expense. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate and/or grow revenues could be reduced and we may not be able to implement our business strategy.

A significant percentage of our revenues are derived from the sale of our systems that include polyaxial pedicle screws.

Net sales of our systems that include polyaxial pedicle screws represented approximately 50% our net sales for both 2018 and 2017, and continue to be significant in 2019. A decline in sales of these systems, due to lower market demand, the introduction by a third party of a competitive product, an intellectual property dispute involving these systems, or otherwise, would have a significant adverse impact on our business, financial condition and results of operations. Some of the technology related to our polyaxial pedicle screw systems is licensed to us. We rely on such licenses in order to be able to use various proprietary technologies that are material to these systems. We do not own the patents that underlie these licenses. Our rights to use these technologies and employ the inventions claimed in the licensed patents are subject to the continuation of and our compliance with the terms of those licenses. In some cases, we do not control the prosecution, maintenance or filing of the patents to which we hold licenses. Enforcement of our licensed patents or defense of any claims asserting the invalidity of these patents is often subject to the control or cooperation of our licensors. We cannot be certain that our licensors will prosecute, maintain, enforce and defend the licensed patent rights in a manner consistent with the best interests of our business. We also cannot be certain that drafting or prosecution of the licensed patents and patent applications by the licensors have been or will be conducted in compliance with applicable laws and regulations, will result in valid and enforceable patents and other intellectual property rights, or that any issued patents or patents that may issue in the future will provide any competitive advantage. Certain of our licenses contain provisions that allow the licensor to terminate the license upon specific conditions. Our rights under each of the licenses are subject to our continued compliance with the terms of the license, including certain diligence, disclosure and confidentiality obligations and the payment of royalties and other fees. If we were found to be in breach of any of our license agreements, in certain circumstances our licensors may take action against us, including termination of the applicable license. Because of the complexity of our product and the patents we have licensed, determining the scope of the license and related obligations can be difficult and can lead to disputes between us and the licensor. An unfavorable resolution of such a dispute could lead to an increase in the royalties payable pursuant to the license or termination of the license. Any action that would prevent us from manufacturing, marketing and selling our polyaxial pedicle screw systems would have a significant adverse effect on our business, financial condition and results of operations.

Risks Related to Our Financial Results, Credit and Certain Financial Obligations and Need for Financing

We may need to raise additional funds in the future and such funds may not be available on acceptable terms, if at all.

At June 30, 2019, our principal sources of liquidity consisted of cash of $18.6 million, accounts receivable, net of $13.6 million and available borrowings under our revolving credit facility. We believe that our current sources of liquidity will be sufficient to fund our planned expenditures and meet our obligations for at least 12 months.

We will seek additional funds from public and private equity or debt financings, borrowings under new debt facilities or other sources to fund our projected operating requirements. Our capital requirements will depend on many factors, including:

•	the payments due in connection with the settlement agreement enter into with Orthotec LLC;

•	the revenues generated by sales of our products;

•	the costs associated with expanding our sales and marketing efforts;

•	the expenses that we incur from the manufacture of our products by third parties and that we incur from selling our products;

•	the costs of developing new products or technologies;

•	the cost of obtaining and maintaining FDA or other regulatory approval or clearance for our products and products in development;

•	the cost of filing and prosecuting patent applications and defending and enforcing our patent and other intellectual property rights;

•	the number and timing of acquisitions and other strategic transactions;

•	the costs and any payments we may make related to our pending litigation matters;

•	the costs associated with increased capital expenditures; and

•	the costs associated with our employee retention programs and related benefits.

As a result of these factors, we may need to raise additional funds and such funds may not be available on favorable terms, if at all. In addition, rules and regulations of the SEC may restrict our ability to conduct certain types of financing activities, or may affect the timing of and the amounts we can raise by undertaking such activities. For example, under current SEC regulations, at any time during which the aggregate market value of our common stock held by non-affiliates, or our public float, is less than $75 million, the amount that we can raise through primary public offerings of securities in any twelve-month period using one or more registration statements on Form S-3 will be limited to an aggregate of one-third of our public float.

Furthermore, if we issue additional equity or debt securities to raise additional funds, our existing stockholders may experience dilution and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies, or to grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to repay debt or other liabilities, develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals and have a significant adverse effect on our business, financial condition and results of operations.

If we default on our obligations to make settlement payments to Orthotec LLC, the amounts due under the settlement agreements accelerate and become due and payable.

Any default of our payment obligation under the settlement agreements we entered into with Orthotec LLC, or Orthotec, would give Orthotec the right to declare all of the future payments to be immediately payable. As of June 30, 2019, the outstanding amount to be paid to Orthotec through January 2024 including future interest was $19.4 million. If acceleration of payments occurs, our business, financial condition and results of operations could be materially and adversely affected.

We have a history of net losses, we expect to continue to incur net losses in the near future, and we may not achieve or maintain profitability.

We have typically incurred net losses from our continuing operations since our inception. As of June 30, 2019, we had an accumulated deficit of $(527.3) million. We have incurred significant net losses since inception and have relied on our ability to fund our operations through revenues from the sale of our products, equity financings and debt financings. As we have incurred losses, successful transition to profitability is dependent upon achieving a level of revenues adequate to support our cost structure. This may not occur and, unless and until it does, we will continue to need to raise additional capital. We may seek additional funds from public and private equity or debt financings, borrowings under new debt facilities or other sources to fund our projected operating requirements. However, we may not be able to obtain further financing on reasonable terms or at all. If we are unable to raise additional funds on a timely basis, or at all, we would be materially adversely affected.

We may be unable to comply with the covenants of our credit facilities.

We must comply with certain affirmative and negative covenants, including financial covenants and affirmative and negative covenants under our November 6, 2018, $35.0 million term loan, or the Term Loan, with Squadron Medical Finance Solutions, LLC, or Squadron, and our Amended Credit Facility with MidCap Funding IV, LLC, or MidCap, providing for a revolving credit commitment of up to $22.5 million, or the Amended Credit Facility. We may not be able to satisfy all such financial or other covenants of the Term Loan or the Amended Credit Facility, or obtain any required waiver or amendment, in which event of default the lender could refuse to make further extensions of credit to us and Squadron/MidCap could require all amounts borrowed under the Term Loan and/or the Amended Credit Facility together with accrued interest and other fees, to be immediately due and payable. In addition to allowing the lender to accelerate the loan, several events of default under the Term Loan and the Amended Credit Facility, such as our failure to make required payments of principal and interest and the occurrence of certain bankruptcy or insolvency events, could require us to pay interest at a rate which is up to five percentage points higher than the interest rate effective immediately before the event of default.

An event of default under the Term Loan or the Amended Credit Facility could have a material adverse effect on us. Upon an event of default, if the lender under the Term Loan or the Amended Credit Facility accelerates the repayment of all amounts borrowed, together with accrued interest and other fees, or if the lender selects to charge us additional interest, we may not have sufficient cash available to repay the amounts due, and we may be forced to seek to amend the terms of the Term Loan or the Amended Credit Facility or obtain alternative financing, which may not be available to us on acceptable terms, if at all.

In addition, if we fail to pay amounts when due under the Term Loan or the Amended Credit Facility or upon the occurrence of another event of default, the lender under the Term Loan or the Amended Credit Facility could proceed against the collateral granted to it pursuant to the agreements governing the Term Loan or the Amended Credit Facility. We have granted to the lender under the Term Loan a first priority security interest in substantially all of our assets, other than all accounts receivable, and all securities evidencing our interests in our subsidiaries, as collateral under the agreement governing the Term Loan. We have granted to the lender under the Amended Credit Facility a first priority security interest in our accounts receivable and a second priority lien on substantially all of our other assets, as collateral under the agreement governing Amended Credit Facility. If either lender proceeds against the collateral, such assets would no longer be available for use in our business, which would have a significant adverse effect our business, financial condition and results of operations.

Our quarterly financial results could fluctuate significantly.

Our quarterly financial results are difficult to predict and may fluctuate significantly from period to period, particularly because our sales prospects are uncertain. The level of our revenues and results of operations at any given time will be based primarily on the following factors:

•	acceptance of our products by spine surgeons, patients, hospitals and third-party payers;

•	demand and pricing of our products;

•	the mix of our products sold, because profit margins differ among our products;

•	timing of new product offerings, acquisitions, licenses or other significant events by us or our competitors;

•	our ability to grow and maintain a productive sales and marketing organization and independent distributor network;

•	regulatory approvals and legislative changes affecting the products we may offer or those of our competitors;

•	the effect of competing technological and market developments;

•	levels of third-party reimbursement for our products;

•	interruption in the manufacturing or distribution of our products;

•	our ability to produce or obtain products of satisfactory quality or in sufficient quantities to meet demand; and

•	changes in our ability to obtain FDA, state and international approval or clearance for our products.

In addition, until we have a larger base of spine surgeons using our products, occasional fluctuations in the use of our products by individual surgeons or small groups of surgeons will have a proportionately larger impact on our revenues than for companies with a larger customer base.

Many of the products we may seek to develop and introduce in the future will require FDA approval or clearance. We cannot begin to commercialize any such products in the United States without FDA approval or clearance. As a result, it will be difficult for us to forecast demand for these products with any degree of certainty. Our revenue may not increase or be sustained in future periods or that we will be profitable in any future period. Any shortfalls in revenue or earnings from levels expected by our stockholders or by securities or industry analysts could have an immediate and significant adverse effect on the trading price of our common stock in any given period.

Risks Related to Our Intellectual Property; Regulatory Penalties and Litigation

If our patents and other intellectual property rights do not adequately protect our products, we may lose market share to our competitors and be unable to operate our business profitably.

Our success depends significantly on our ability to protect our proprietary rights of the technologies used in our products. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws, and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example, our pending patent applications may not result in the issuance of patents to us. The U.S. Patent and Trademark Office, or PTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. These proceedings could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in issued patents. Our issued patents and those that may be issued in the future could subsequently be successfully challenged by others and invalidated or rendered unenforceable, which could limit our ability to stop competitors from marketing and selling related products. In addition, our pending patent applications include claims to aspects of our products and procedures that are not currently protected by issued patents.

Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may be able to design around our patents or develop products that provide outcomes that are comparable to our products but fall outside of the scope of our patent protection. Although we have entered into confidentiality agreements and intellectual property assignment agreements with certain of our employees, consultants and advisors as one of the ways we seek to protect our intellectual property and other proprietary technology, such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. In the event a competitor infringes upon one of our patents or other intellectual property rights, enforcing those patents and rights may be difficult and time consuming. Even if successful, litigation to defend our patents against challenges or to enforce our intellectual property rights could be expensive and time consuming and could divert management’s attention from managing our business. Moreover, we may not have sufficient resources to defend our patents against challenges or to enforce our intellectual property rights.

The medical device industry is characterized by patent and other intellectual property litigation and we could become subject to litigation that could be costly, result in the diversion of management’s time and efforts, require us to pay damages, and/or prevent us from marketing our existing or future products.

The medical device industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. Determining whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Our competitors may assert that our products, the components of those products, the methods of using those products, or the methods we employ in manufacturing or processing those products are covered by patents held by them. In addition, they may claim that their patents have priority over ours because their patents were filed first. Because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which may later result in issued patents that our products may infringe. There could also be existing patents that one or more components of our products may be inadvertently infringing, of which we are unaware. As the number of participants in the market for spine disorder devices and treatments increases, the possibility of patent infringement claims against us also increases.

Any such claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. If the relevant patents are upheld as valid and enforceable and we are found to infringe, we could be required to pay substantial damages, including treble, or triple, damages if an infringement is found to be willful, and/or royalties and we could be prevented from selling our products unless we could obtain a license or were able to redesign our products to avoid infringement. Any such license may not be available on reasonable terms, if at all, and there can be no assurance that we would be able to redesign our products in a way that would not infringe those patents, and any such redesign, if possible, may be costly. If we fail to obtain any required licenses or make any necessary changes to our products or technologies, we may have to withdraw existing products from the market or may be unable to commercialize one or more of our products, either of which could have a significant adverse effect on our business, financial condition and results of operations. We may lose market share to our competitors if we fail to protect our intellectual property rights.

In addition, in order to further our product development efforts, from time to time we enter into agreements with spine surgeons to develop new products. As consideration for product development activities rendered pursuant to these agreements, in certain instances we have agreed to pay such surgeons royalties on products developed by cooperative involvement between us and such surgeons. There can be no assurance that surgeons with whom we have entered into such an arrangement will not claim to be entitled to a royalty even if we do not believe that such products were developed by cooperative involvement between us and such surgeons. Any such claim against us, even those without merit, may cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation.

We are currently involved in a patent litigation action involving NuVasive and, if we do not prevail in this action, we could be liable for past damages and might be prevented from making, using, selling, offering to sell, importing or exporting certain of our products.

On February 15, 2018, NuVasive filed suit against us in the U.S. District Court for the Southern District of California, alleging that certain of our products infringe, or contribute to the infringement of, United States patents owned by NuVasive. NuVasive is a large, publicly-traded corporation with significantly greater financial resources than us. Details regarding this litigation are set forth in Note 6 to the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Intellectual property litigation is expensive, complex and lengthy and its outcome is difficult to predict. We may also be subject to negative publicity due to the litigation. Pending or future patent litigation against us or any strategic partners or licensees may force us or any strategic partners or licensees to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a third party’s intellectual property, unless that party grants us or any strategic partners or licensees rights to use its intellectual property, and may significantly divert the attention of our technical and management personnel. In the event that our right to market any of our products is successfully challenged, and if we fail to obtain a required license or are unable to design around a patent, our business, financial condition or results of operations could be materially adversely affected. In such cases, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize our products. However, we may not be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all and any licenses may require substantial royalties or other payments by us. Even if any strategic partners, licensees or we were able to obtain rights to the third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors access to the same intellectual property. Furthermore, if we are found to infringe patent claims of a third party, we may, among other things, be required to pay damages, including up to treble damages and attorney’s fees and costs, which may be substantial.

An unfavorable outcome for us in this patent litigation could significantly harm our business if such outcome makes us unable to commercialize some of our current or potential products or cease some of our business operations. In addition, costs of defense and any damages resulting from the litigation may materially adversely affect our business and financial results. The litigation may also harm our relationships with existing customers and subject us to negative publicity, each of which could harm our business and financial results.

If we become subject to product liability claims, we may be required to pay damages that exceed our insurance coverage.

Our business exposes us to potential product liability claims that are inherent in the testing, design, manufacture and sale of medical devices for spine surgery procedures. Spine surgery involves significant risk of serious complications, including bleeding, nerve injury, paralysis and even death. To date, our products have not been the subject of any material product liability claims. We carry product liability insurance. However, our existing product liability insurance coverage may be inadequate to satisfy liabilities we might incur. Any product liability claim brought against us, with or without merit, could result in the increase of our product liability insurance rates or our inability to secure coverage in the future on commercially reasonable terms, if at all. In addition, if our product liability insurance proves to be inadequate to pay a damage award, we may have to pay the excess out of our cash reserves, which could harm our financial condition. If longer-term patient results and experience indicate that our products or any component of our products cause tissue damage, motor impairment or other adverse effects, we could be subject to significant liability. Even a meritless or unsuccessful product liability claim could harm our reputation in the industry, lead to significant legal fees and result in the diversion of management’s attention from managing our business. If a product liability claim or series of claims is brought against us in excess of our insurance coverage limits, our business could suffer and our financial condition, results of operations and cash flow could be materially adversely impacted.

Because biologics products entail a potential risk of communicable disease to human recipients, we may be the subject of product liability claims regarding our biologics products.

Our biologics products may expose us to additional potential product liability claims. The development of biologics products entails a risk of additional product liability claims because of the risk of transmitting disease to human recipients, and substantial product liability claims may be asserted against us. In addition, successful product liability claims made against one of our competitors could cause claims to be made against us or expose us to a perception that we are vulnerable to similar claims. Even a meritless or unsuccessful product liability claim could harm our reputation in the industry, lead to significant legal fees and result in the diversion of management’s attention from managing our business.

Any claims relating to our improper handling, storage or disposal of biological, hazardous and radioactive materials could be time consuming and costly.

The manufacture of certain of our products, including our biologics products, involves the controlled use of biological, hazardous and/or radioactive materials and waste. Our business and facilities and those of our suppliers are subject to foreign, federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials and waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with legally prescribed standards, we cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of an accident, we could be held liable for damages or penalized with fines. This liability could exceed our resources and any applicable insurance. In addition, under some environmental laws and regulations, we could also be held responsible for all of the costs relating to any contamination at our past or present facilities and at third-party waste disposal sites, even if such contamination was not caused by us. We may incur significant expenses in the future relating to any failure to comply with environmental laws. Any such future expenses or liability could have a significant negative impact on our business, financial condition and results of operations.

We may be subject to damages resulting from claims that we, our employees or our independent distributors have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

Many of our employees were previously employed at other medical device companies, including our competitors or potential competitors. Many of our independent distributors sell, or in the past have sold, products of our competitors. We may be subject to claims that we, our employees or our independent distributors have inadvertently or otherwise used or disclosed the trade secrets or other proprietary information of our competitors. In addition, we have been and may in the future be subject to claims that we caused an employee or independent distributor to break the terms of his or her non-competition agreement or non-solicitation agreement. Litigation may be necessary to defend against such claims. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights and/or personnel. A loss of key personnel and/or their work product could hamper or prevent our ability to commercialize products, which could have an adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock

Our stock price may fluctuate significantly, particularly if holders of substantial amounts of our stock attempt to sell, and holders may have difficulty selling their shares based on current trading volumes of our stock. In addition, numerous other factors could result in substantial volatility in the trading price of our stock.

Our stock is currently traded on NASDAQ, but we can provide no assurance that we will be able to maintain an active trading market on NASDAQ or any other exchange in the future. The trading volume of our stock tends to be low relative to our total outstanding shares, and we have several stockholders who hold substantial blocks of our stock. As of July 26, 2019, we had 47,657,749 shares of common stock outstanding, and stockholders holding at least 5% of our stock, individually or with affiliated persons or entities, together with affiliates of the Company, collectively beneficially owned or controlled approximately 42.8% of such outstanding shares, and three stockholders collectively beneficially owned 28.9% of such outstanding shares. Sales of large numbers of shares by any of our large stockholders could adversely affect our trading price, particularly given our relatively small historic trading volumes. If stockholders holding shares of our common stock sell, indicate an intention to sell, or if it is perceived that they will sell, substantial amounts of their common stock in the public market, the trading price of our common stock could decline. Moreover, if there is no active trading market or if the volume of trading is limited, holders of our common stock may have difficulty selling their shares.

The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including those described elsewhere in this “Risk Factors” section and the following:

•	volume and timing of orders for our products;

•	quarterly variations in our or our competitors’ results of operations;

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our announcement or our competitors’ announcements regarding new products, product enhancements, significant contracts, number of distributors, number of hospitals and spine surgeons using products, acquisitions, and collaborative or strategic investments;

•	announcements of technological or medical innovations for the treatment of spine pathology;

•	changes in earnings estimates or recommendations by securities analysts;

•	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;

•	changes in healthcare policy in the United States;

•	product liability claims or other litigation involving us;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	changes in governmental regulations or in the status of our regulatory approvals, clearances or applications;

•	disputes or other developments with respect to intellectual property rights;

•	changes in the availability of third-party reimbursement in the United States;

•	changes in accounting principles; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, The NASDAQ Global Select Market and the market for medical device companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Further, the market prices of securities of medical device companies have been particularly volatile. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management’s attention and resources, which could materially harm our financial condition, results of operations and business.

Securities analysts may not provide coverage of our common stock or may issue negative reports, which may have a negative impact on the market price of our common stock.

Securities analysts may not provide research coverage of our common stock. If securities analysts do not cover our common stock, the lack of research coverage may cause the market price of our common stock to decline. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more of the analysts who elects to cover us downgrades our stock, our stock price would likely decline rapidly. If one or more of these analysts ceases coverage of us, we could lose visibility in the market, which in turn could cause our stock price to decline. In addition, it may be difficult for companies such as ours, with smaller market capitalizations, to attract independent financial analysts that will cover our common stock. This could have a negative effect on the market price of our stock.

Because of their significant stock ownership, our executive officers, directors and principal stockholders will be able to exert control over us and our significant corporate decisions.

Based on shares outstanding at July 26, 2019, our executive officers, directors and stockholders holding more than 5% of our outstanding common stock and their affiliates, in the aggregate, beneficially own approximately 36.6% of our outstanding common stock. As a result, these persons will have the ability to impact significantly the outcome of all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation, or sale of all or substantially all of our assets.

This concentration of ownership may harm the market price of our common stock by, among other things:

•	delaying, deferring or preventing our change in control;

•	impeding a merger, consolidation, takeover or other business combination involving us;

•	causing us to enter into transactions or agreements that are not in the best interests of all of our stockholders; or

•	reducing our public float held by non-affiliates.

Anti-takeover provisions in our organizational documents and change of control provisions in some of our employment agreements and agreements with distributors, and in some of our outstanding debt agreements, as well as the terms of our redeemable preferred stock, may discourage or prevent a change of control, even if an acquisition would be beneficial to our stockholders, which could affect our stock price adversely.

Certain provisions of our amended and restated certificate of incorporation and restated by-laws could discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so. Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our Board of Directors;

•	allow vacancies on our Board of Directors to be filled only by resolution of our Board of Directors;

•

authorize our Board of Directors to issue, without stockholder approval, blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board of Directors;

•	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit stockholder action by written consent;

•	establish advance notice requirements for stockholder nominations to our Board of Directors and for stockholder proposals that can be acted on at stockholder meetings; and

•	limit who may call stockholder meetings.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

Some of our employment agreements and all of our restricted stock agreements, incentive stock option agreements, performance-based stock units and restricted common stock provide for accelerated vesting of benefits, including full vesting of restricted stock and options, upon a change of control. A limited number of our agreements with our distributors include a provision that extends the term of the distribution agreement upon a change in control and makes it more difficult for us or our successor to terminate the agreement. These provisions may discourage or prevent a change of control.

In addition, in the event of a change of control, we would be required to redeem all outstanding shares of our redeemable preferred stock for an aggregate of $29.9 million, at the price of $9.00 per share. Further, our amended and restated certificate of incorporation permits us to issue additional shares of preferred stock. The terms of our redeemable preferred stock or any new preferred stock we may issue could have the effect of delaying, deterring or preventing a change in control.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or Section 382, if a corporation undergoes an “ownership change,” generally defined as a cumulative change in its equity ownership by “5-percent shareholders” of greater than 50 percentage points (by value) over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and certain other pre-change tax attributes (such as research tax credits) to offset its post-change taxable income and taxes, as applicable, may be limited. We have completed multiple rounds of financing and entered into transactions which may have resulted in an ownership change or could result in an ownership change in the future. We have not completed an analysis of our equity shifts which occurred during 2018 (and the period prior to the issuance of our 2018 annual report) pursuant to Section 382. Therefore, it is possible that we have experienced an ownership change pursuant to Section 382. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, our ability to use our NOLs and research and development credit carryforwards to offset our U.S. federal taxable income and taxes, as applicable, may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, similar rules may apply and there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

We could be subject to changes in our tax rates, new tax legislation or additional tax liabilities.

The U.S. government has recently enacted comprehensive tax legislation that includes significant changes to the taxation of business entities. These changes include, among others, (i) a permanent reduction to the corporate income tax rate, (ii) a partial limitation on the deductibility of business interest expense, (iii) a shift of the U.S. taxation of multinational corporations from a tax on worldwide income to a territorial system (along with certain rules designed to prevent erosion of the U.S. income tax base) and (iv) a one-time tax on accumulated offshore earnings held in cash and illiquid assets, with the latter taxed at a lower rate. The overall impact of this tax reform is uncertain, and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent various states will conform to the newly enacted federal tax law.

Our tax returns and other tax matters also are subject to examination by the U.S. Internal Revenue Service and other tax authorities and governmental bodies. We regularly assess the likelihood of an adverse outcome resulting from these examinations to determine the adequacy of our provision for taxes. We cannot guarantee the outcome of these examinations. If our effective tax rates were to increase, particularly in the United States, or if the ultimate determination of our taxes owed is for an amount in excess of amounts previously accrued, our financial condition, operating results and cash flows could be adversely affected.

If we fail to continue to meet all applicable NASDAQ Global Select Market requirements and our common stock is delisted, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment and harm our business.

Our common stock is currently listed on the NASDAQ Global Select Market. In order to maintain that listing, we must satisfy minimum financial and other requirements. Although we are currently in compliance with applicable NASDAQ Global Select Market requirements, if we fail to continue to meet all such requirements in the future and NASDAQ determines to delist our common stock, the delisting could substantially decrease trading in our common stock and adversely affect the market liquidity of our common stock; adversely affect our ability to obtain financing on acceptable terms, if at all, to continue our operations; and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of our common stock may decline further and stockholders may lose some or all of their investment.

Risks Relating to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures, and continued research and development with respect to products and technologies. A portion of the net proceeds of this offering to fund possible investments in or acquisitions of complementary businesses, products, or technologies. As of the date of this prospectus supplement, we have no agreements or commitments to complete any such transaction. We have not allocated these net proceeds for any specific purposes. We might not be able to yield a significant return, if any, on any investment of these net proceeds. Stockholders will not have the opportunity to influence our management’s decisions on how to use the net proceeds, and our failure to apply the funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. We also expect to continue to utilize equity-based compensation. To the extent the warrants and options are exercised or we issue common stock, preferred stock, or securities such as warrants that are convertible into, exercisable or exchangeable for, our common stock or preferred stock in the future, you may experience further dilution.

We have never paid cash dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, our ability to pay dividends is currently restricted by the terms of the Amended Credit Facility with MidCap and the Term Loan with Squadron.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates, “believes,” “could,” “seeks, “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward looking statements include statements regarding:

•	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements, uses and sources of cash and liquidity, including our anticipated revenue growth and cost savings;

•	our ability to meet the financial covenants under our credit facilities;

•	our ability to ensure that we have effective disclosure controls and procedures;

•

our not realizing the full economic benefit from the Globus Transaction, including as a result of indemnification claims under the definitive agreement and the retention by us of certain liabilities associated with the international business, and our ability to meet our obligations under the Supply Agreement with Globus;

•	our ability to meet, and potential liability from not meeting, the payment obligations under the Orthotec settlement agreement;

•	our ability to regain and maintain compliance with the quality requirements of the FDA;

•	our ability to market, improve, grow, commercialize and achieve market acceptance of any of our products or any product candidates that we are developing or may develop in the future;

•	our ability to market, improve, grow, commercialize and achieve market acceptance of any of our products or any product candidates that we are developing or may develop in the future;

•	our beliefs about the features, strengths and benefits of our products;

•	our ability to continue to enhance our product offerings, outsource our manufacturing operations and expand the commercialization of our products, and the effect of our strategy;

•	our expectations about the timing, costs and benefits of the restructuring and outsourcing of our manufacturing operations;

•	our ability to successfully integrate, and realize benefits from licenses and acquisitions;

•	the effect of any existing or future federal, state or international regulations on our ability to effectively conduct our business;

•	our estimates of market sizes and anticipated uses of our products;

•	our business strategy and our underlying assumptions about market data, demographic trends, reimbursement trends and pricing trends;

•	our ability to achieve profitability, and the potential need to raise additional funding;

•	our ability to maintain an adequate sales network for our products, including to attract and retain independent distributors;

•	our ability to enhance our U.S. distribution network;

•	our ability to increase the use and promotion of our products by training and educating spine surgeons and our sales network;

•	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors;

•	our ability to enter into licensing and business combination agreements with third parties and to successfully integrate the acquired technology and/or businesses;

•	our management team’s ability to accommodate growth and manage a larger organization;

•	our ability to protect our intellectual property, and to not infringe upon the intellectual property of third parties;

•

the effects of the escalating cost of medical products and services and the effects of market demand, government regulation, third-party reimbursement policies and societal pressures on the healthcare industry and our business;

•	our ability to meet or exceed the industry standard in clinical and legal compliance and corporate governance programs;

•	our beliefs about our competitors and the principal competitive factors in our market and the effect of non-operative treatments on demand for our products;

•	potential liability resulting from litigation;

•	our beliefs about our employee relations;

•	potential liability resulting from a governmental review of our business practices;

•	our beliefs about the usefulness of the non-GAAP financial measures included in this prospectus supplement and accompanying prospectus;

•	our beliefs with respect to our critical accounting policies and the reasonableness of our estimates and assumptions; and

•	other factors discussed elsewhere in this prospectus supplement and accompanying prospectus or any document incorporated by reference herein or therein.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in this prospectus supplement captioned “Risk Factors” and in the sections of our Annual Report on Form 10-K captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and in the sections of our Quarterly Reports on Form 10-Q captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in such documents, discuss some of the factors that could contribute to these differences.

Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus supplement.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus supplement is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q which is incorporated by reference in this prospectus supplement. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

All forward-looking statements are based on information available to us on the date of this prospectus supplement and we will not update any of the forward-looking statements after the date of this prospectus supplement, except as required by law. Our actual results could differ materially from those discussed in this prospectus supplement. The forward-looking statements contained in this prospectus supplement, and other written and oral forward-looking statements made by us from time to time, are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the following discussion and within the section of this prospectus supplement captioned “Risk Factors” beginning on page S-13.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $     million (or approximately $         million if the underwriters’ option to acquire additional shares of our common stock is exercised in full).

We intend to use the net proceeds from this offering for general corporate purposes, including working capital, capital expenditures, and continued research and development with respect to products and technologies. A portion of the net proceeds of this offering may be used to fund possible investments in or acquisitions of complementary businesses, products, or technologies. As of the date of this prospectus supplement, we have no agreements or commitments to complete any such transaction. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment-grade, interest-bearing instruments.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amount and timing of our expenditures will depend on several factors, including cash flows from our operations and the anticipated growth of our business. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as the results of our commercialization efforts, competitive developments, opportunities to acquire products, technologies or businesses and other factors.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, our ability to pay dividends is currently restricted by the terms of the Amended Credit Facility with MidCap and the Term Loan with Squadron.

MARKET FOR COMMON STOCK

Our common stock is traded on The NASDAQ Global Select Market under the symbol “ATEC.” As of July 26, 2019, there were approximately 296 holders of record of an aggregate 47,657,749 outstanding shares of our common stock. The last reported sale price of our common stock on NASDAQ on July 29, 2019 was $5.00.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of any difference between the offering price per share you pay for shares of our common stock in this offering and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding, as of June 30, 2019.

As of June 30, 2019, our net tangible book value was a deficit of approximately $(25.8) million, or a $(0.55) deficit per share of common stock. After giving effect to the sale of shares of common stock at the offering price of $             per share and after deducting estimated underwriting discounts and commissions and estimated expenses payable by us, our net tangible book value as of June 30, 2019 would have been approximately $             million, or $             per share of common stock. This represents an immediate increase in as adjusted net tangible book value to existing stockholders of $             per share and an immediate dilution to new investors purchasing common stock in this offering of $             per share.

The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Offering price per share			$
Net tangible book value per share at June 30, 2019		$(0.55)
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$
As adjusted net tangible book value per share as of June 30, 2019 after giving effect to this offering			$
Dilution per share to new investors in this offering			$

If the underwriters exercise their option to purchase additional shares in full, at the offering price of $             per share, the as adjusted net tangible book value will increase to $ per share, representing an immediate increase in net tangible book value to existing stockholders of $             per share and immediate dilution in net tangible book value of $             per share to new investors.

The foregoing table and calculations are based on 47,657,749 shares of our common stock outstanding as of July 26, 2019 and excludes the shares of common stock that may be issued pursuant to equity compensation plans, outstanding options, restricted stock units, warrants, and other convertible instruments listed above under “Prospectus Supplement Summary—The Offering.”

To the extent that outstanding options are exercised, outstanding restricted stock units are settled, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, you may experience further dilution. We may choose to raise additional capital due to market conditions or strategic considerations even if at that time we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

Piper Jaffray & Co., or Piper Jaffray, is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, the number of our common shares set forth opposite its name below.

Underwriters	Number of Shares
Piper Jaffray & Co.
Canaccord Genuity LLC
Lake Street Capital Markets

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters propose to offer the shares to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may offer the common shares to securities dealers at the public offering price less a concession not in excess of $                     per share. If all of the common shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public Offering Price	$	$	$
Underwriting Discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discount and commissions, are approximately $            . Additionally, we have agreed to reimburse the underwriters for certain of their expenses in an amount not to exceed $125,000.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to          additional shares of common stock at the public offering price set forth on the cover page of this prospectus, less underwriting discount and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the table above bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

No Sales of Similar Securities

We and our executive officers and directors, and L-5 Healthcare Partners, LLC, have agreed not to sell or transfer any of our common shares or securities convertible into, exchangeable or exercisable for, or that represent the right to receive our common shares, for 90 days after the date of the prospectus used to sell our common shares without first obtaining the written consent of Piper Jaffray. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	sell any option or contract to purchase any shares of our common shares;

•	purchase any option or contract to sell any shares of our common shares;

•	grant any option, right or warrant to purchase any shares of our common shares;

•	make any short sale or otherwise transfer or dispose of any shares of our common shares;

•

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common shares, whether any such swap or transaction is to be settled by delivery of shares of our common shares or other securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of our common shares; or

•	publicly announce the intention to do any of the foregoing.

The restrictions in the preceding paragraph do not apply to transfers of securities:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of the stockholder or the immediate family of the stockholder;

•

if the stockholder is a corporation, partnership, limited liability company, trust or other business entity, (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the stockholder or (ii) distributions of our common shares or any security convertible into or exercisable for our common shares to limited partners, limited liability company members or stockholders of the stockholder;

•	if the stockholder is a trust, to the beneficiary of such trust; or

•	by testate succession or intestate succession.

provided that such transfer does not involve a disposition for value, and each transferee agrees to be subject to the restrictions described in the immediately preceding paragraph and that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.

In addition, the transfer restrictions described above do not apply to:

•

the exercise of stock options granted pursuant to our equity incentive plans that are described in this prospectus; provided that the stockholder’s securities received upon exercise shall remain subject to the transfer restrictions;

•

the establishment of any 10b5-1 plan, provided that no sales of the stockholder’s common shares will be made under such plans for 90 days after the date of the prospectus used to sell our common shares; or

•	sales of common stock under any 10b5-1 plans existing as of the date of commencement of the offering.

NASDAQ Listing

Our common shares are listed on the NASDAQ Global Select Market under the trading symbol “ATEC.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common shares. However, the underwriters may engage in transactions that stabilize the price of our common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of our common shares made by the underwriters in the open market prior to the closing of this offering.

Similar to other purchase transactions, the underwriters’ purchase to cover their short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distributions of Shares

In connection with this offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by the underwriters. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction except the United States that would permit a public offering of our common shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any of our common shares, as the same may be varied in that

Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The underwriters have represented and agreed that:

(a)

they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by them in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the common shares in, from or otherwise involving the United Kingdom.

Canada

The common shares may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the UAE), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (DFSA), a regulatory authority of the Dubai International Financial Centre (DIFC). The

offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and Nasdaq Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the AMF) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.

persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.

the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common shares for their own account and undertake not to transfer, directly or indirectly, our common shares to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Durham Jones & Pinegar, Salt Lake City, Utah. K&L Gates LLP, Irvine, California, is acting as counsel to the underwriters.

EXPERTS

The consolidated financial statements of Alphatec Holdings, Inc. as of and for the years ended December 31, 2018 and December 31, 2017, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of internal control over financial reporting have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at http://www.atecspine.com under “Investor Relations–Financial Information–SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•

our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March  29, 2019, including portions of our definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 30, 2019 in connection with our 2019 annual meeting of stockholders, to the extent specifically incorporated by reference therein;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 10, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on July 26, 2019;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on May 26, 2006, including any subsequent amendments or reports filed for the purpose of updating such description; and

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2019, March 7, 2019, June 13, 2019, and June 27, 2019.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents; provided, however, we are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Alphatec Holdings, Inc., Attn: Corporate Secretary, 5818 El Camino Real, Carlsbad, CA 92008, or you may call us at (760) 431-9286.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

and

845,000 Shares

Common Stock

Offered by Selling Stockholders

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. Additionally, the selling stockholders identified in this prospectus or their permitted transferees may offer and sell from time to time, in one or more transactions, up to an aggregate of 845,000 shares of our common stock, consisting of shares of our common stock issuable upon the exercise of certain warrants held by the selling stockholders. This prospectus provides you with a general description of the securities.

Each time we or the selling stockholders offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We and any selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” beginning on page 24 of this prospectus and any similar section contained in the applicable prospectus supplement or the documents incorporated herein or therein by reference concerning factors you should consider before investing in our securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ATEC.” On November 12, 2018, the last reported sale price of our common stock on The NASDAQ Global Select Market was $2.99 per share.

As of November 12, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $72,929,469.73 based on 24,391,127 shares of outstanding common stock, at a price of $2.99 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on November 12, 2018. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50.0 million as described in this prospectus. Additionally, under this shelf registration process, the selling stockholders named in this prospectus or a prospectus supplement may sell, from time to time, up to 845,000 shares of our common stock issuable upon exercise of warrants to purchase our common stock held by such selling stockholders. Each time that we or any selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus or any related prospectus supplement. Neither we nor any selling stockholder has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may be used only in jurisdictions where the offer or sale of the applicable security is permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Alphatec,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Alphatec Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified. “Scient’x” refers to our operating affiliate, Scient’x S.A.S., which is wholly-owned by several of our subsidiaries, and Scient’x’s subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

The Alphatec name and logo and the names of products and services offered by Alphatec, Alphatec Spine, Inc. and SafeOp Surgical, Inc. are trademarks, registered trademarks, service marks or registered service marks of Alphatec. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

As described more fully below, we will not receive any proceeds from the sales by any of the selling stockholders of the securities sold by them pursuant to this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.atecspine.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 11, 2018, August 3, 2018 and November 9, 2018, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2018, March 12, 2018, April 16, 2018, April  27, 2018, May 10, 2018, May 18, 2018, August 2, 2018, and November 8, 2018 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with SEC on May 26, 2006, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Alphatec Holdings, Inc.

Attn: Corporate Secretary

5818 El Camino Real

Carlsbad, CA 92008

(760) 431-9286

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE OFFERING

The following summary contains basic information about the securities covered by this prospectus and is not intended to be complete and does not contain all the information that is important to you. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our financial statements and related notes contained herein and therein, before making an investment decision.

Issuer	Alphatec Holdings, Inc.

Primary Offering

We may use this prospectus to offer, from time to time, up to $50,000,000 of:

•  common stock;

•  preferred stock;

•  debt securities;

•  warrants; and

•  units.

This prospectus contains summary descriptions of each of these securities that we may offer from time to time pursuant to this prospectus. Each time we sell securities under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus.

Secondary Offering	The selling stockholders named herein may use this prospectus to offer, from time to time, up to 845,000 shares of our common stock issuable upon exercise of warrants held by such selling stockholders. See “Selling Stockholders.”

Shares Outstanding as of November 12, 2018

43,212,606 shares of common stock.

Unless otherwise noted, references in this prospectus to the number of shares of our common stock outstanding after this offering are based on 43,212,606 shares of our common stock issued and outstanding as of November 12, 2018, and does not include, as of that date:

•  4,673,742 shares of our common stock issuable upon the exercise of outstanding stock options under our 2016 Equity Incentive Plan and our 2016 Employee Inducement Plan;

•  5,986,283 shares of our common stock issuable upon vesting of restricted stock awards issued under our 2016 Equity Incentive Plan, 2016 Employee Inducement Plan, 2017 Distributor Inducement Plan and our 2017 Development Services Plan;

•  335,000 shares of our common stock issuable upon the exercise of outstanding stock warrants under our 2017 Distributor Inducement Plan;

•  22,764,093 shares of our common stock available for issuance pursuant to outstanding warrants and convertible notes.

Use of Proceeds	We intend to use the net proceeds from the sales of any securities offered by us pursuant to this prospectus as set forth in the applicable prospectus supplement for such offering.

We will not receive any proceeds from the sale of any of the shares of our common stock offered by the selling stockholders pursuant to this prospectus. Upon the cash exercise of any of the warrants held by the selling stockholders, we will receive the cash payment of the exercise price for such warrants. Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

Risk Factors	An investment in our securities is subject to risks. Please refer to the information contained under the caption “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our securities

NASDAQ Symbol	ATEC

For additional information concerning the offering, see “Plan of Distribution” beginning on page 49.

THE COMPANY

Overview

We are a medical technology company focused on the design, development, and advancement of technology for better surgical treatment of spinal disorders. Our mission is to become the most respected, fastest growing U.S. spine company, by providing innovative, spine surgery solutions through our relentless pursuit of superior outcomes. We have a broad product portfolio designed to address the majority of U.S. market for fusion-based spinal disorder solutions. We intend to drive growth by exploiting our collective spine experience and investing in the research and development to continually differentiate our solutions and improve spine surgery. We believe our future success will be fueled by introducing market-shifting innovation to the spine market, and we believe that we are well-positioned to capitalize on current spine market dynamics.

We market and sell our products in the U.S. through a network of independent distributors and direct sales representatives. An objective of our leadership team is to deliver increasingly consistent, predictable growth. To accomplish this, we have partnered more closely with new and existing distributors to create a more dedicated and loyal sales channel for the future. We have added, and intend to continue to add, new high-quality dedicated distributors to expand future growth. We believe this will allow us to reach an untapped market of surgeons, hospitals, and national accounts across the U.S., as well as better penetrate existing accounts and territories.

We have made significant progress in the transition of our sales channel since early 2017, driving the percent of sales contributed by dedicated agents from 31% in the third quarter of 2017 to 63% in the third quarter of 2018. Going forward, we intend to continue to relentlessly drive toward a fully exclusive network of independent and direct sales agents. Recent consolidation in the industry is facilitating the process, as large, seasoned agents are seeking opportunities to re-enter the spine market by partnering with spine-focused companies that have broad, growing product portfolios.

Recent Developments

In March 2018, we entered into financing transactions to raise an aggregate of $50 million, through a $45.2 million private placement of Series B Convertible Preferred Stock and warrants exercisable for common stock, and a warrant exercise agreement with a holder of an existing warrant for an aggregate consideration of $4.8 million. On May 17, 2018, our stockholders approved the financing transactions and the shares of Series B Convertible Preferred Stock converted into 14,349,236 shares of common stock. The private placement was led by L-5 Healthcare Partners, LLC, a healthcare-dedicated institutional investor, and included certain of our directors and executive officers, as well as other new and existing institutional and independent investors. We used a portion of the net proceeds from the private placement and warrant exercise to fund the $14.3 million paid during the nine months ended September 30, 2018 of the total $15.1 million cash portion of the purchase price for SafeOp Surgical, Inc, or SafeOp, a privately-held provider of neuromonitoring technology designed to enable effective intra-operative nerve health assessment. With the full integration of SafeOp’s technology, we expect to be able to introduce an unprecedented level of neuromonitoring and intraoperative nerve safety to the spine market in early 2019. SafeOp’s patented technology has been designed to enable both nerve avoidance and nerve health assessment to prevent the risk of nerve injury that is widely associated with direct lateral spine fusion surgery. We expect to use the remainder of the financing for general corporate purposes including the integration of next-generation neuromonitoring solutions, advancement of our product pipeline, and investment in sales and marketing to expand our market presence.

In November 2018, we closed $35 million in senior secured debt financing provided by Squadron Medical Finance Solutions, LLC (“Squadron”), a provider of debt financing to growing companies in the orthopedic industry. Net proceeds of approximately $33.8 million, after estimated expenses, were used to retire our $29.2 million term debt outstanding with Globus Medical, Inc. The remainder of the proceeds will be used for general corporate purposes. The debt has a five-year maturity and bears interest at LIBOR plus 8% (currently

10.3%) per annum. Interest-only payments are due monthly through May 2021, followed by $10 million in principal in 29 equal monthly installments beginning June 2021 and a $25 million lump-sum payment payable at maturity in November 2023. In connection with the financing, we issued warrants to Squadron to purchase 845,000 shares of common stock at an exercise price of $3.15 per share. The warrants have a seven-year term and are immediately exercisable.

Strategy

Our vision is to be the most respected, fastest-growing U.S. spine company. By leveraging our team’s extensive spine experience to create clinically distinct solutions that improve surgical outcomes, we believe that we will be positioned to take a greater share of the U.S. spine market, becoming the partner of choice for spine surgeons, hospitals, healthcare systems, and payors.

To achieve our vision and build long-term value, we are committed to attracting, engaging, and retaining the best talent in the industry. We are also driving an organizational transformation by prioritizing the following vital initiatives:

Create Clinical Distinction

We are committed to the development, launch, and promotion of technologies intended to simplify surgical procedures, provide enhanced information for surgeons, and improve patient outcomes. We offer a broad portfolio of products that address the core spine pathologies.

Currently, over 80% of our revenue is generated by products developed and launched before 2016, but we are making investments to significantly advance the clinical distinction of our portfolio and accelerate revenue growth. We believe that surgeons yearn for intra-operative information that can drive objective decision-making and improve patient outcomes. Our answer to that need is the Alpha Informatix platform, which delivers relevant, real-time information via a small footprint. We are developing next-generation access systems, implants, and biologics that will seamlessly integrate into the Alpha Informatix platform to enable elegant, minimally disruptive spine access that achieves clinical success regardless of the surgical approach.

We expect our revenue mix to shift increasingly toward newly developed solutions as we bring next generation products to market. That will begin late in 2018 as we execute on twelve new product alpha launches that will uniquely address a broad range of surgical procedures. During the third quarter of 2018, we introduced our IdentiTi collection of porous titanium interbody implants, which utilize an innovative technology that has been shown to enhance bone growth, better manage implant biomechanical performance, and improve imaging. In September 2018, we received 510K clearance for our Osseoscrew System, a next-generation expandable posterior fixation implant designed to restore the integrity of the spinal column in patients with advanced stage thoracolumbar tumors. We are also on track with the alpha release of our next generation, comprehensive thoracolumbar fixation system in the fourth quarter. With a substantially expanded offering that will distinguish itself in minimally disruptive and open techniques, the feature set seamlessly integrates into any ATEC Spine procedure, and will serve as an anchor as we increasingly shift toward proceduralization.

Looking to 2019 and beyond, we intend to be a leader in the industry in innovation by releasing eight to ten new products each year. We expect our growth potential to compound as our new solutions drive surgeon adoption of ATEC procedures, and increase the number of ATEC products sold into each of those procedures.

Revitalize the Sales Channel

Currently, we market and sell our products in the U.S. through a network of independent distributors and direct sales representatives. We seek to deliver consistent, predictable growth through a durable brand commitment. To accomplish this, we believe there is significant opportunity for us to partner closely with our distributors to create a more dedicated and focused network. We believe that recent consolidation in the industry is increasingly affording us an opportunity to attract large, experienced distributors and agents seeking partnerships with companies like ours; partners that can offer a robust product portfolio and a pipeline of technologies focused solely on spine solutions.

We are bringing higher-volume, more sophisticated distributors on board, and simultaneously terminating non-dedicated distribution relationships that do not serve our long-term vision. We believe this will allow us to reach new surgeons, hospitals, and national accounts across the U.S., and more effectively penetrate existing accounts and territories. In the third quarter of 2018, we expanded the percentage of U.S. commercial revenue driven by dedicated distributors to 63%, up from 40% at the end of 2017.

We also employ a national accounts team that is responsible for securing access at hospitals and group purchasing organizations, or GPOs, across the U.S. We have been very successful securing access to hospitals and GPOs, and today the majority of our business is achieved through these accounts. We will continue to focus on developing and maintaining relationships with key GPOs and hospital networks to secure favorable contracts and develop strategies to convert or grow business within existing accounts.

We are also enhancing our sales training and education programs for independent distributors and direct sales representatives to optimize overall sales productivity.

Compel Surgeon Adoption

We are re-introducing the surgical community to Alphatec, and laying the groundwork to drive surgeon adoption of not only our existing portfolio, but also the innovation that we will introduce in 2018 and over the next several years. A key component of our drive to renew surgeon interest is our “ATEC Experience” events, our educational program for visiting surgeons. Through the third quarter of 2018, we have hosted nearly three times the number of surgeons at ATEC Experience events compared to the first three quarters of 2017.

Importantly, the surgeon relationships that we are creating are both strong, and accelerating. Throughout 2018, revenue attributable to new surgeon customers has substantially outpaced overall revenue growth. Also, the initiation of new surgeon relationships has accelerated in each quarter during 2018.

We are especially encouraged by the progress being made with surgeon adoption considering that the vast majority of our revenue is currently being driven by legacy Alphatec products. We believe that the surgeons that are partnering with us today recognize our team’s ability to architect meaningful innovation. With the investments that we have made into research and development and spine talent, we intend to deliver over the coming years.

Spine Anatomy

The spine is the core of the human skeleton and provides important structural support and alignment while remaining flexible to allow movement. The spine is a column of 33 bones that protects the spinal cord and provides the main support for your body. Each bony segment of the spine is referred to as a vertebra (two or more are called vertebrae). The spine has five regions containing groups of similar bones, listed from top to bottom: seven cervical vertebrae in the neck, twelve thoracic vertebrae in the mid-back (each attached to a rib), five lumbar vertebrae in the lower back, five sacral vertebrae fused together to form one bone in the hip region, and four coccygeal bones fused together that form the tailbone. At the front of each vertebra is a block of bone called the vertebral body, Vertebrae are stacked on top of each other and enable people to sit and stand upright. Vertebrae in the cervical, thoracic and lumbar regions are separated from each other and cushioned by a rubbery soft tissue called the intervertebral disc. Strong muscles and bones, flexible tendons and ligaments and sensitive nerves contribute to a healthy spine. Pain can be caused when any of these structures are affected by strain, injury or disease.

The Alphatec Solution

Our principal procedural offerings include a wide variety of Approach Technologies, designed to achieve clinical success in conditions from degenerative to complex deformity and trauma. Our Approach Technologies are comprised of intra-operative information and neuromonitoring technologies, access systems, interbody implants, fixation systems, and various biologics offerings all designed to improve patient outcomes by achieving the three tenets of spine surgery: (1) decompression, (2) stabilization, and (3) alignment.

A summary of our core products is provided below.

Currently Marketed Products

Minimally Invasive Surgery, or MIS, Products

Battalion Lateral Spacer System and Squadron Lateral Retractor. The Battalion Lateral Spacer System with the Alphatec Squadron Lateral Retractor provides surgeons with a next-generation lateral system with innovative, unique design characteristics including, total blade control technology that allows the surgeon to maintain approach aperture throughout the procedure, in-situ blade height adjustment and blade replacement, combined with the Battalion Lateral Spacer is available in 0° and 15° lordosis with a variety of width and height options for lumbar and thoracic approaches. Our Battalion Lateral Spacer System and Squadron Lateral Retractor received clearance of a FDA 510-(k) premarket notification from the U.S. Food and Drug Administration, or FDA, in 2016, and was commercially released in 2017.

Illico Minimally Invasive Surgery System. The Illico Minimally Invasive Surgery System is a cannulated pedicle screw system that is designed to be inserted via a minimally invasive surgical procedure. Access to the spine is gained through a small incision. The surgeon is then able to see the surgical site by using a small canal through which implants are inserted into the patient with a minimum amount of disruption to the surrounding tissue. The Illico Minimally Invasive Surgery System is designed to limit trauma to the tissue surrounding the location of the surgery and to enable patients to recover faster.

Thoracolumbar Fixation Products

Arsenal Degenerative System. Arsenal Degenerative Spinal Fixation System is a comprehensive system for both simple and complex degenerative spinal fusion procedures. The Arsenal Degenerative Spinal Fixation System is designed to provide operational efficiency, biomechanical strength, and surgical simplicity while providing a complete solution to combat most complex degenerative pathologies. The system combines low-profile implants with intuitive instrumentation and proven strength. Arsenal Deformity System. The Arsenal Deformity System expands the Arsenal platform to address complex deformity including adult and adolescent idiopathic scoliosis, or AIS, spinal deformity pathologies. The system was thoughtfully designed to provide surgeons with a complete solution to address complex deformity procedures. The system provides surgeons with unique uniplanar screws, which enable easier screw positioning and rod placement through a tulip that has 360 degrees of rotation while restricting motion in the medial/lateral plane for de-rotation correction. Additionally, the system includes a wide variety of low-profile implants providing a better anatomical fit and increased ability to address patient pathologies, ergonomically designed instrumentation to improve surgical efficiency and comfort during complex surgeries and proven biomechanical strength.

Arsenal CBx Cortical Bone Fixation System. Arsenal CBx is the first extension to the Arsenal platform. An alternative to traditional pedicle screw placement, Arsenal CBx Cortical Bone Fixation System utilizes a midline approach and cortical bone trajectory to achieve maximum fixation through a less-invasive procedure. This system leverages the strengths of the Arsenal product platform with the benefits of a minimally disruptive procedure to enhance patient outcomes. Due to the midline approach and inward-outward screw trajectory, soft tissue and muscle exposure requirements are greatly reduced compared to the approach for traditional screw trajectory. Arsenal CBx is a compatible fixation option for both posterior lumbar interbody fusion, or PLIF, or transforaminal lumbar interbody fusion, or TLIF. Additionally, this system can be a unique muscle sparing approach to revision surgery.

Zodiac Degenerative Spinal Fixation System. The Zodiac Degenerative Spinal Fixation System is a comprehensive spinal system that can be used to address both degenerative spinal conditions, as well as deformity correction. The system offers polyaxial pedicle screws, accompanying implants and advanced instruments for the stabilization of the thoracolumbar spine, as well as deformity specific instrumentation and implants that are designed to enable the surgeon to address patient-specific spinal deformity correction procedures.

Cervical and Cervico-Thoracic Products

Trestle Luxe Anterior Cervical Plate System. The Trestle Luxe Anterior Cervical Plate System has a large window that enables the surgeon to have improved graft site and end plate visualization, which is designed to allow for better placement of the plate. The Trestle Luxe Anterior Cervical Plate System also has a low-profile design. Low-profile cervical plates are intended to reduce the irritation of the tissue adjacent to the plate following surgery. Other key features of the Trestle Luxe Anterior Cervical Plate include a self-retaining screw-locking mechanism that is designed to ensure quick and easy locking of the plate and a flush profile after the screws are inserted.

Solanas Posterior Cervico/Thoracic Fixation System and Avalon Occipital Plate. Alphatec’s Solanas Posterior Cervico/Thoracic Fixation System consists of rods, polyaxial screws, hooks, and connectors that provide a solution for posterior cervico/thoracic fusion procedures. The Solanas Posterior Cervico/Thoracic System is designed to be used in combination with Zodiac Degenerative Spinal Fixation System and Avalon Occipital Plate, thereby providing surgeons with a solution for occipito-cervico-thoracic fixation. The Avalon Occipital Plate has a unique buttress design for optimal bone graft placement and superior fusion, including three points of plate rotation and translation, which is designed to ease the placement of the plate.

Interbody Systems

Battalion Universal Spacer System. The Battalion Universal Spacer System offers comfort, control and innovative design for surgeons performing PLIF and TLIF procedures. The Battalion implants introduce a new alternative to interbody fusion by combining the elasticity and radiolucency of polyetheretherketone, or PEEK, with a titanium coating for potential osseointegration. The implants, which come in both a straight and curved footprint, feature a bulleted nose for easy insertion and distraction of the disc space. The Battalion System also features an intuitive and innovative 180-degree locking inserter that assists with protection of neural elements during insertion of the implant. The Battalion System also features state-of-the-art instrumentation for access, disc preparation, and implant insertion.

Novel PEEK and Titanium Spinal Spacers. Our family of Novel spinal spacers addresses the surgical need to accommodate varying patient anatomies, surgical approaches and composite material options. The system offers multiple unique implant designs, in numerous shapes and heights, and in both. titanium and PEEK.

Alphatec Solus Locking ALIF Spinal Spacer. The Alphatec Solus locking ALIF spinal spacer, or Alphatec Solus, is a zero-profile PEEK and titanium device offering four points of fixation for improved stability. Alphatec Solus features a one-step insertion and deployment feature and is used in ALIF procedures.

Biologics

AlphaGraft Structural Allograft Spacers. Alphatec offers a broad portfolio of allograft spacers available in a wide range of shapes and sizes, each with corresponding instrumentation, which are intended for use in the cervical, thoracic, and lumbar regions of the spine. In addition, many of our allograft spacers are packaged in our vacuum-infusion packaging system, or VIP System. The VIP System is a packaging and fluid delivery system that allows for fast and efficient infusion of the surgeon’s choice of hydration fluid. The VIP System provides rapid and uniform hydration, which may reduce the brittleness of the graft and shorten the length of the surgical procedure.

AlphaGraft ProFuse Demineralized Bone Scaffold. Our AlphaGraft ProFuse Demineralized Bone Scaffold consists of a sponge-like demineralized bone matrix that has been pre-cut into sizes to fit within a spinal spacer. The AlphaGraft ProFuse Demineralized Bone Scaffold provides a natural scaffold derived entirely from bone that can be placed into a void within a spinal spacer or on top of a spinal spacer. The sponge-like qualities of the scaffold allow a surgeon to compress the scaffold and place it into a small space. Following placement, the scaffold expands for maximum contact between the spinal spacer and the endplate of the vertebral body and is designed to promote fusion. The AlphaGraft ProFuse Demineralized Bone Scaffold is pre-packaged in our proprietary VIP System.

Amnioshield Amniotic Tissue Barrier. Our Amnioshield Amniotic Tissue Barrier is an allograft for spinal surgical barrier applications. The composite amniotic membrane reduces inflammation and enhances healing at the surgical site, reduces scar tissue formation and provides an excellent dissection plane.

Alphagraft Demineralized Bone Matrix. Our Alphagraft Demineralized Bone Matrix consists of demineralized human tissue that is mixed with a bioabsorbable carrier and intended for use in surgery for bone grafting.

Neocore Osteoconductive Matrix. Our Neocore Osteoconductive Matrix is designed to provide an effective core environment for bone growth through a synthetic scaffold. When hydrated with patient bone marrow aspirate, or BMA, Neocore becomes a complete bone graft, which possesses all the necessary components of bone growth. Engineered to perform like natural bone, Neocore’s composition and porosity provide the benefits of rapid revascularization throughout graft and supports replacement of three-dimensional matrix with healthy new bone growth. Offering excellent handling characteristics, these pre-formed strips are flexible to conform to adjacent structures, compressible, and moldable.

Products and Technologies in Limited Release or Under Development

Alpha Informatix Platform. Alpha Informatix is our platform for providing surgeons with intra-operative information that is objective, real-time, and actionable. Our first planned release from the Alpha Informatix platform is our advanced neuromonitoring solution, which is designed to prevent the intraoperative risk of nerve injury with automated assessment of nerve health. We acquired this technology through our acquisition of SafeOp Surgical, Inc., or SafeOp. SafeOp has developed patented technology that automates Somatosensory Evoked Potentials, or SSEPs, designed to provide surgeons with unprecedented, objective feedback during surgery. We submitted for 510K clearance in September 2018 with an expected alpha evaluation in the first quarter of 2019.

We are developing next-generation access systems, implants, and biologics that will seamlessly integrate into the Alpha Informatix platform to enable elegant, minimally disruptive spine access that achieves clinical success regardless of the surgical approach.

IdentiTi Porous Titanium Interbody Implants. During 2018, we released for alpha evaluation a procedure-specific IdentiTi collection of porous titanium interbody implants for Anterior Cervical Discectomy and Fusion, or ACDF, TLIF, and PLIF procedures. Lateral interbody fusion, or LIF and Anterior Lumbar Interbody Fusion, or ALIF, implants will be released and evaluated in the coming months. The interbody implants utilize a technology that has been shown to enhance bone growth, better manage implant biomechanical performance, and improve imaging. Our IdentiTi collection of implants is currently available in alpha evaluation with an expected targeted commercial launch in 2019.

OsseoScrew System. In September 2018, we received 510K clearance from the FDA for Osseoscrew, a unique, next-generation expandable posterior fixation implant. The OsseoScrew System (for use with the Zodiac Spinal Fixation System and Illico MIS Posterior Fixation System) is intended to restore the integrity of the spinal column even in the absence of fusion for a limited time period in patients with advanced stage tumors involving the thoracic and lumbar spine in whom life expectancy is of insufficient duration to permit achievement of fusion. OsseoScrew has been clinically proven to increase pullout and holding strength, improving fixation in the bone-implant interface by 29%, as compared to conventional pedicle screws. It performs comparably to cemented fenestrated screws without the risk associated with cement leakage. The system has performed successfully in international markets. OsseoScrew is undergoing an alpha evaluation in the US market with a targeted commercial launch in 2019.

Kodiak Spinal Fixation System. In September of 2018 we received 510K clearance for our Kodiak Spinal Fixation System, our comprehensive spinal fixation solution, designed to treat a range of spinal pathologies, with intraoperative adaptability and surgical efficiency, through an OPEN, MIS or Hybrid approach. The system provides surgeons with a unique lock screw design that potentially reduces head splay and cross threading. We plan to commence a limited alpha release in November and expect a targeted launch in the second half of 2019. Additionally, the system includes a wide variety of low-profile implants providing a better anatomical fit and increased ability to address patient pathologies, ergonomically designed instrumentation to improve surgical efficiency and comfort during complex surgeries, and proven biomechanical strength necessary to achieve a solid fusion.

Research and Development

Our research and development department seeks to continually improve our core product offering and introduce new products to increase our penetration in the U.S. spine market. We are focused on developing technology platforms and products that span the largest market segments addressing degenerative and deformity spine pathologies. We have transformed our development process by focusing our development programs and leveraging integrated teams to reduce the time frame from product concept to market commercialization. We also collaborate with our surgeon partners to design products to enhance the surgeon experience, simplify surgical techniques, and reduce overall costs, while improving patient outcomes. Most of our product development efforts are fully integrated in one facility, allowing us to bring products from concept to market rapidly responding to surgeon and patient needs. Our resources include a technology advancement cell for rapid prototyping, a cadaveric lab, and mechanical testing laboratory.

Sales and Marketing

We market and sell our products through a sales force consisting of dedicated and non-dedicated independent distributors and dedicated employee direct sales representatives. We employ a team of area vice-presidents, or AVP’s, and regional business managers, or RBMs, who are responsible for overseeing the overall sales channel process in their territories. Although surgeons in the U.S. typically make the ultimate decision to use our products, we generally bill the hospital for the products that are used and pay commissions to the sales representative or the sales agent based on payment received from the hospital. We compensate our direct sales employees, AVP’s and RBMs through salaries and incentive bonuses based on performance measures.

We are currently in the process of making significant changes to drive a more dedicated and loyal sales channel, including; (i) eliminating our traditional stocking distributors; (ii) moving many of our existing distributor relationships to more dedicated partnerships; and (iii) attracting new, high-quality dedicated distributors. We believe these changes will provide us with opportunities for future growth as we secure more dedicated distribution partners that can further penetrate existing and new geographic markets.

We evaluate and select our distribution partners and sales employees based upon their expertise in selling spinal devices, reputation within the surgeon community, geographical coverage and established sales network.

We also employ a national accounts team that is responsible for securing access at hospitals and GPOs, across the U.S. We have had strong success with securing access to hospitals and GPOs. We believe this access is a key differentiator for us and much of our current business is achieved through these accounts. We will continue to focus our efforts and investment on developing and maintaining relationships with key GPOs and hospital networks to secure favorable contracts and develop strategies to convert or grow business within existing accounts.

We market our products at various industry conferences, organized surgical training courses, and in industry trade journals and periodicals.

Surgeon Training and Education

We focus our surgeon training efforts on delivering critical technical skills needed on the entire spinal fusion procedure through a peer-to-peer approach to qualified surgeon customers. Well-timed surgeon education programs drive customer conversion and loyalty through leadership and excellence by focusing on delivering value through improved surgeon outcomes. We devote significant resources to training and education and are committed to a culture of scientific excellence and ethics.

We believe that one of the most effective ways to introduce and build market demand for our products is by training and educating spine surgeons, independent distributors, and direct sales representatives in the benefits and use of our products. Sales training programs will be a platform for learning and organizational development, ensuring the sales force is clinically competitive and considered an essential resource to all stakeholders. We focus on cross functional collaboration and alignment to deliver timely and relevant programs to meet surgeon and representative needs and positively impact the business.

Our training and education programs are designed to support new product introductions to the market as well as ongoing portfolio advancement. Our resources are nimble and responsive and include field based engagements to supplement our core curriculum. We believe this is an effective way to increase overall surgeon adoption of our new products.

We believe that surgeons, independent distributors, and direct sales representatives will become exposed to the merits and distinguishing features of our products through our training and education programs, and that such exposure will increase the use and promotion of our products. With a focus on the entire procedure, we expect to build awareness of the breadth of our product offering. We are conscientious in the pursuit of delivering value to all stakeholders. Our goal is to provide surgeon education programs coupled with a growing and comprehensive sales training platform that create a sustainable competitive advantage for our organization.

Manufacture and Supply

We rely on third-party suppliers for the manufacture of all our implants and instruments. Outsourcing implant manufacturing reduces our need for capital investment and reduces operational expense. Additionally, outsourcing provides expertise and capacity necessary to scale up or down based on demand for our products. We select our suppliers to ensure that all of our products are safe, effective, adhere to all applicable regulations, are of the highest quality, and meet our supply needs. We employ a rigorous supplier assessment, qualification, and selection process targeted to suppliers that meet the requirements of the U.S. Food and Drug Administration, or FDA, and International Organization for Standardization, or ISO, and quality standards supported by internal policies and procedures. Our quality assurance process monitors and maintains supplier performance through qualification and periodic supplier reviews and audits.

The raw materials used in the manufacture of our non-biologic products are principally titanium, titanium alloys, stainless steel, cobalt chrome, ceramic, allograft, and PEEK. With the exception of PEEK, none of our raw material requirements is limited to any significant extent by critical supply. We are subject to the risk that

Invibio, one of a limited number of PEEK suppliers, will fail to supply PEEK in adequate amounts and in a timely manner. We believe our supplier relationships and quality processes will support our potential capacity needs for the foreseeable future.

With respect to biologics products, we are FDA-registered and licensed in the states of California, New York, and Florida, the only states that currently require licenses. Our facility and the facilities of the third-party suppliers we use are subject to periodic unannounced inspections by regulatory authorities and may undergo compliance inspections conducted by the FDA and corresponding state and foreign agencies. Because our biologics products are processed from human tissue, maintaining a steady supply can sometimes be challenging. We have not experienced significant difficulty in locating and obtaining the materials necessary to fulfill our production requirements, and we have not experienced a meaningful disruption to sales orders.

In connection with the sale of our international business to Globus in September 2016, we and Globus entered into a product manufacture and supply agreement, or the Supply Agreement, pursuant to which, at agreed-upon prices, we agreed to supply to Globus certain of our implants and instruments that at the time were being offered for sale by us outside of the United States. Pursuant to the Supply Agreement, we are responsible for ensuring that all of the products delivered to Globus meet all agreed-upon specifications for such products. The initial term of the Supply Agreement expires in September 2019, and Globus has the right to renew the Supply Agreement for two additional 12-month periods, subject to Globus meeting certain purchase requirements. We have agreed to not market and sell spinal implant products outside of the United States for a period ending two years following the termination of the Supply Agreement.

Competition

Although we believe that our current broad product portfolio and development pipeline is differentiated and has numerous competitive advantages, the spinal implant industry is highly competitive, subject to rapid technological change, and significantly affected by new product introductions. We believe that the principal competitive factors in our market include:

•	improved outcomes for spine pathology procedures;

•	ease of use, quality and reliability of product portfolio;

•	effective and efficient sales, marketing and distribution;

•	quality service and an educated and knowledgeable sales network;

•	technical leadership and superiority;

•	surgeon services, such as training and education;

•	responsiveness to the needs of surgeons;

•	acceptance by spine surgeons;

•	product price and qualification for reimbursement; and

•	speed to market.

Both our currently marketed products and any future products we commercialize are subject to intense competition. We believe that our most significant competitors are Medtronic, Johnson & Johnson (DePuy/Synthes), Stryker, NuVasive, Zimmer, Biomet, Globus, K2M Medical and others, many of which have substantially greater financial resources than we do. In addition, these companies may have more established distribution networks, entrenched relationships with physicians and greater experience in developing, launching, marketing, distributing and selling spinal implant products.

Some of our competitors also provide non-operative therapies for spine disorder conditions. While these non-operative treatments are considered to be an alternative to surgery, surgery is typically performed in the event that non-operative treatments are unsuccessful. We believe that, to date, these non-operative treatments have not caused a material reduction in the demand for surgical treatment of spinal disorders.

Intellectual Property

We rely on a combination of patent, trademark, copyright, trade secret and other intellectual property laws, nondisclosure agreements, proprietary information ownership agreements and other measures to protect our intellectual property rights. We believe that in order to have a competitive advantage, we must develop, maintain and enforce the proprietary aspects of our technologies. We require our employees, consultants, co-developers, distributors and advisors to execute agreements governing the ownership of proprietary information and use and disclosure of confidential information in connection with their relationship with us. In general, these agreements require these individuals and entities to agree to disclose and assign to us all inventions that were conceived on our behalf or which relate to our property or business and to keep our confidential information confidential and only use such confidential information in connection with our business.

Patents. As of November 12, 2018, we and our affiliates owned, or exclusively owned 108 issued U.S. patents, 90 pending U.S. patent applications and 70 issued or pending foreign patents. We own multiple patents relating to unique aspects and improvements for several of our products. We do not believe that the expiration of any single patent is likely to significantly affect our intellectual property position.

Trademarks. As of November 12, 2018, we and our affiliates owned 72 registered U.S. trademarks and 159 registered trademarks outside of the U.S.

Government Regulation

Our products are subject to extensive regulation by the FDA and other U.S. federal and state regulatory bodies and comparable authorities in other countries. Our products are subject to regulation under the Federal Food, Drug, and Cosmetic Act, or FDCA, and in the case of our tissue products, also under the Public Health Service Act, or PHSA. To ensure that our products are safe and effective for their intended use, the FDA regulates, among other things, the following activities that we or our partners perform and will continue to perform:

•	product design and development;

•	product testing;

•	non-clinical and clinical research;

•	product manufacturing;

•	product labeling;

•	product storage;

•	premarket clearance or approval;

•	advertising and promotion;

•	product marketing, sales and distribution;

•	import and export; and

•	post-market surveillance, including reporting deaths or serious injuries related to products and certain product malfunctions.

Government Regulation—Medical Devices

FDA’s Premarket Clearance and Approval Requirements. Unless an exemption applies, each medical device we wish to commercially distribute in the United States will require either FDA clearance of a premarket notification requesting permission for commercial distribution under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or FDCA, also referred to as a 510(k) clearance, or approval of a premarket approval application, or PMA. The information that must be submitted to the FDA in order to obtain clearance or approval to market a new medical device varies depending on how the medical device is classified by the FDA. Under the FDCA medical devices are classified into one of three classes -Class I, Class II or Class III-depending on the degree of risk associated with the use of the device and the extent of manufacturer and regulatory controls deemed to be necessary by the FDA to reasonably ensure their safety and effectiveness.

Class I devices are those with the lowest risk to the patient for which safety and effectiveness can be reasonably assured by adherence to a set of regulations, referred to as General Controls, which require compliance with the applicable portions of the FDA’s Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse events and malfunctions, and appropriate, truthful and non-misleading labeling and promotional materials. Some Class I devices also require 510(k) clearance by the FDA, though most Class I devices are exempt from the premarket notification requirements. Class II devices are those that are subject to the General Controls, as well as Special Controls, which can include performance standards, product-specific guidance documents and post-market surveillance. Manufacturers of most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA. Class III devices include devices deemed by the FDA to pose the greatest risk such as life-supporting or life-sustaining devices, or implantable devices, in addition to those deemed not substantially equivalent following the 510(k) process. The safety and effectiveness of Class III devices cannot be reasonably assured solely by compliance with the General Controls and Special Controls described above. Therefore, these devices must be the subject of an approved PMA. Both 510(k)s and PMAs are subject to the payment of user fees at the time of submission for FDA review.

If the FDA determines that the device is not “substantially equivalent” to a predicate device following submission and review of a 510(k) premarket notification, or if the manufacturer is unable to identify an appropriate predicate device and the new device or new use of the device presents a moderate or low risk, the device sponsor may either pursue a PMA approval or seek reclassification of the device through the de novo process. Our current products on the market in the U.S. are Class II devices marketed under FDA 510(k) premarket clearance.

510(k) Clearance Pathway. To obtain 510(k) clearance, we must submit a premarket notification demonstrating that the proposed device is substantially equivalent to a device legally marketed in the United States. A predicate device is a legally marketed device that is not subject to premarket approval, i.e., a device that was legally marketed prior to May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence.

The FDA’s goal is to review and act on each 510(k) within 90 days of submission, but the process usually takes from nine to 12 months, and it may take longer if the FDA requests additional information. Most 510(k)s do not require supporting data from clinical trials, but the FDA may request such data. If the FDA agrees that the device is substantially equivalent, it will grant clearance to commercially market the device.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, require premarket approval. The FDA requires each manufacturer to determine whether the proposed change requires the submission of a 510(k) or PMA, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or PMA is obtained. If the FDA requires us to seek a new 510(k)

clearance or PMA for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until we obtain this clearance or approval. Also, in these circumstances, we may be subject to significant fines or penalties. We have made and plan to continue to make enhancements to our products for which we have not submitted 510(k)s or PMAs, and we will consider on a case-by-case basis whether a new 510(k) or PMA is necessary.

The FDA began to consider proposals to reform its 510(k) marketing clearance process in 2011, and such proposals could include increased requirements for clinical data and a longer review period. Specifically, in response to industry and healthcare provider concerns regarding the predictability, consistency and rigor of the 510(k) regulatory pathway, the FDA initiated an evaluation of the 510(k) program, and as part of the Food and Drug Administration Safety and Innovation Act, or FDASIA, Congress reauthorized the Medical Device User Fee Amendments with various FDA performance goal commitments and enacted several “Medical Device Regulatory Improvements” and miscellaneous reforms, which are further intended to clarify and improve medical device regulation both pre- and post-clearance and approval. Further, in December 2016, the 21st Century Cures Act, or Cures Act, was signed into law. The Cures Act, among other things, is intended to modernize the regulation of devices and spur innovation, but its ultimate implementation is unclear.

Premarket Approval Pathway. Class III devices require PMA approval before they can be marketed, although some pre-amendment Class III devices for which the FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is generally more complex, costly and time consuming than the 510(k) process. A PMA must be supported by extensive data including, but not limited to, extensive technical information regarding device design and development, preclinical and clinical trials, manufacturing and labeling information to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device for its intended use. The PMA application must provide valid scientific evidence that demonstrates to the FDA’s satisfaction reasonable assurance of the safety and effectiveness of the device for its intended use. Following receipt of a PMA, the FDA determines whether the application is sufficiently complete to permit a substantive review. If the FDA accepts the application for review, it has 180 days under the FDCA to complete its review of the PMA, although in practice, the FDA’s review often takes significantly longer, and can take up to several years. During this review period, the FDA may request additional information or clarification of information already provided, and the FDA may issue a major deficiency letter to the applicant, requesting the applicant’s response to deficiencies communicated by the FDA. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will conduct a preapproval inspection of the manufacturing facility to ensure compliance with quality system regulation, or QSR. The PMA process can be expensive, uncertain and lengthy, and a number of devices for which FDA approval has been sought by other companies have never been approved by the FDA for marketing.

Clinical Trials. Clinical trials are almost always required to support a PMA and are sometimes required for a 510(k). All clinical investigations of investigational devices to determine safety and effectiveness must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device is determined to present a “significant risk” to human health, the manufacturer may not begin a clinical trial until it submits an IDE application to the FDA and obtains approval of the IDE from the FDA. The IDE must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. In addition, the study must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the IDE, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements. A clinical trial may be suspended by FDA, the sponsor or an IRB at any time for various reasons, including a belief that the risks to the study participants outweigh the benefits of participation in the trial. Even if a clinical trial is completed, the results may not demonstrate the safety and efficacy of a device to the satisfaction of the FDA, or may be equivocal or otherwise not be sufficient to obtain approval of a device.

Pervasive and Continuing FDA Regulation. After a device is placed on the market, numerous FDA and other regulatory requirements continue to apply. These include:

•	registration and listing requirements, which require manufacturers to register all manufacturing facilities and list all medical devices placed into commercial distribution;

•

the QSR, which requires manufacturers, including third-party contract manufacturers, to follow stringent design, testing, control, supplier/contractor selection, documentation, record maintenance and other quality assurance controls, during all aspects of the manufacturing process and to maintain and investigate complaints;

•	labeling regulations and unique device identification requirements;

•	advertising and promotion requirements;

•	restrictions on sale, distribution or use of a device;

•	FDA prohibitions against the promotion of products for uncleared or unapproved “off-label” uses;

•

medical device reporting obligations, which require that manufacturers submit reports to the FDA of device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to reoccur;

•

medical device correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

•	device tracking requirements; and

•	other post-market surveillance requirements, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following:

•	warning letters and untitled letters;

•	fines, injunctions, consent decrees, and civil penalties;

•	recalls, withdrawals, administrative detention, or seizure of products;

•	operating restrictions, partial suspension or total shutdown of production;

•	withdrawals of 510(k) clearances or PMA approvals that have already been granted;

•	refusal to grant 510(k) clearance or PMA approvals of new products; and/or

•	criminal prosecution.

Our facilities, records and manufacturing processes are subject to periodic announced and unannounced inspections by the FDA to evaluate compliance with applicable regulatory requirements.

Regulation of Human Cells, Tissues, and Cellular and Tissue-based Products. Certain of our products are regulated as human cells, tissues, and cellular and tissue-based products, or HCT/Ps. Section 361 of the PHSA authorizes the FDA to issue regulations to prevent the introduction, transmission or spread of communicable disease. HCT/Ps regulated as “361” HCT/Ps are subject to requirements relating to registering facilities and listing products with the FDA, screening and testing for tissue donor eligibility, or Good Tissue Practice, when processing, storing, labeling, and distributing HCT/Ps, including required labeling information, stringent record keeping, and adverse event reporting, among other applicable requirements and laws. If the HCT/P is minimally manipulated, is intended for homologous use only and meets other requirements, the HCT/P will not require 510(k) clearance, PMA approval, a Biologics License Applications, or other premarket authorization from the FDA before marketing.

Environmental Matters

Our facilities and operations are subject to extensive federal, state, and local environmental and occupational health and safety laws and regulations. These laws and regulations govern, among other things, air emissions; wastewater discharges; the generation, storage, handling, use and transportation of hazardous materials; the handling and disposal of hazardous wastes; the cleanup of contamination; and the health and safety of our employees. Under such laws and regulations, we are required to obtain permits from governmental authorities for some of our operations. If we violate or fail to comply with these laws, regulations or permits, we could be fined or otherwise sanctioned by regulators. We could also be held responsible for costs and damages arising from any contamination at our past or present facilities or at third-party waste disposal sites. We cannot completely eliminate the risk of contamination or injury resulting from hazardous materials, and we may incur material liability as a result of any contamination or injury.

Compliance with Certain Applicable Statutes

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws, false claims laws, criminal health care fraud laws, physician payment transparency laws, data privacy and security laws and foreign corrupt practice laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, fines, imprisonment and, within the United States, exclusion from participation in government healthcare programs, including Medicare, Medicaid and Veterans Administration health programs. These laws are administered by, among others, the U.S. Department of Justice, the Office of Inspector General of the Department of Health and Human Services and state attorneys general. Many of these agencies have increased their enforcement activities with respect to medical device manufacturers in recent years.

The federal Anti-Kickback Statute, prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing, arranging for or recommending a good or service, for which payment may be made in whole or part under federal healthcare programs, such as the Medicare and Medicaid programs. The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. For example, the definition of “remuneration” has been broadly interpreted to include anything of value, including, gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests and providing anything at less than its fair market value. In addition, the Patient Protection and Affordable Health Care Act, which, as amended by the Health Care and Education Reconciliation Act, and collectively referred to as ACA. ACA, among other things, amends the intent requirement of the federal Anti-Kickback Statute. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, ACA provides that the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act.

In implementing the Anti-Kickback Statute, the Department of Health and Human Services Office of Inspector General, or OIG, has issued a series of regulations, known as the safe harbors, which began in July 1991. These safe harbors set forth provisions that, in circumstances where all the applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy all requirements of an applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG. Penalties for violations of the Anti-Kickback Statute include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. Many states have anti-kickback laws that are similar to the federal law, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, and may also result in penalties, fines, sanctions for violations, and exclusions from state or commercial programs.

We have entered into various agreements with certain surgeons that perform services for us, including some who make clinical decisions to use our products. Some of our referring surgeons own our stock, which they received from us as consideration for services performed. From time to time, we review these arrangements to determine whether they are in compliance with applicable laws and regulations. In addition, physician-owned distribution companies, or PODs, have increasingly become involved in the sale and distribution of medical devices, including products for the surgical treatment of spine disorders. In many cases, these distribution companies enter into arrangements with hospitals that bill Medicare or Medicaid for the furnishing of medical services, and the physician-owners are among the physicians who refer patients to the hospitals for surgery. On March 26, 2013 the OIG issued a Special Fraud Alert entitled “Physician-Owned Entities”, or the Fraud Alert, in which the OIG concluded, among other things, that PODs are “inherently suspect under the anti-kickback statute” and that PODs present “substantial fraud and abuse risk and pose dangers of patient safety.” Since 2013, the OIG has further increased its scrutiny of PODs and the Department of Justice has brought several high-profile cases against physician owners.

The federal False Claims Act prohibits persons from knowingly filing or causing to be filed a false or fraudulent claim to, or the knowing use of false statements to obtain payment from, the federal government. Private suits filed under the False Claims Act, known as qui tam actions, can be brought by individuals on behalf of the government. These individuals, sometimes known as “relators” or, more commonly, as “whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. The number of filings of qui tam actions has increased significantly in recent years, causing more healthcare companies to have to defend a False Claim Act action. If an entity is determined to have violated the federal False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties of between $10,000 to $22,000 for each separate false claim and may be subject to exclusion from Medicare, Medicaid and other federal healthcare programs. Various states have also enacted similar laws modeled after the federal False Claims Act which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor.

The Health Insurance Portability and Accountability Act, or HIPAA, created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. The ACA changed the intent requirement of the healthcare fraud statute to such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. A violation of this statute is a felony and may result in fines, imprisonment or possible exclusion from Medicare, Medicaid and other federal healthcare programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in similar sanctions.

ACA also includes various provisions designed to strengthen significantly fraud and abuse enforcement in addition to those changes discussed above. Among these additional provisions include increased funding for enforcement efforts and new “sunshine” provisions to require us to report and disclose to the Centers for

Medicare and Medicaid Services, or CMS, any payment or “transfer of value” made or distributed to physicians or teaching hospitals. These sunshine provisions also require certain group purchasing organizations, including physician-owned distributors, to disclose physician ownership information to CMS. We and other device manufacturers are required to collect and annually report specific data on payments and other transfers of value to physicians and teaching hospitals. There are various state laws and initiatives that require device manufacturers to disclose to the appropriate regulatory agency certain payments or other transfers of value made to physicians, and in certain cases prohibit some forms of these payments, with the risk of fines for any violation of such requirements.

HIPAA also includes privacy and security provisions designed to regulate the use and disclosure of “protected health information”, or PHI, which is health information that identifies a patient and that is held by a health care provider, a health plan or health care clearinghouse. We are not directly regulated by HIPAA, but our ability to access PHI for purposes such as marketing, product development, clinical research or other uses is controlled by HIPAA and restrictions placed on health care providers and other covered entities. HIPAA was amended in 2009 by the Health Information Technology for Economic and Clinical Health Act, or HITECH, which strengthened the rule, increased penalties for violations and added a requirement for the disclosure of breaches to affected individuals, the government and in some cases the media. We must carefully structure any transaction involving PHI to avoid violation of HIPAA and HITECH requirements.

Almost all states have adopted data security laws protecting personal information including social security numbers, state issued identification numbers, credit card or financial account information coupled with individuals’ names or initials. We must comply with all applicable state data security laws, even though they vary extensively, and must ensure that any breaches or accidental disclosures of personal information are promptly reported to affected individuals and responsible government entities. We must also ensure that we maintain compliant, written information security programs or run the risk of civil or even criminal sanctions for non-compliance as well as reputational harm for publicly reported breaches or violations.

If any of our operations are found to have violated or be in violation of any of the laws described above and other applicable state and federal fraud and abuse laws, we may be subject to penalties, among them being civil and criminal penalties, damages, fines, exclusion from government healthcare programs, and the curtailment or restructuring of our operations.

Third-Party Reimbursement

In the U.S., healthcare providers generally rely on third-party payors, principally private insurers and governmental payors such as Medicare and Medicaid, to cover and pay for all or part of the cost of a spine surgery in which our medical devices are used. We expect that sales volumes and prices of our products will depend in large part on the continued availability of reimbursement from such third-party payors. These third-party payors may deny reimbursement if they determine that a device used in a procedure was not medically necessary in accordance with cost-effective treatment methods, as determined by the third-party payor, or was used for an unapproved indication. Particularly in the U.S., third-party payors continue to carefully review, and increasingly challenge, the prices charged for procedures and medical products. Medicare coverage and reimbursement policies are developed by CMS, the federal agency responsible for administering the Medicare program, and its contractors. CMS establishes these Medicare policies for medical products and procedures and such policies are periodically reviewed and updated. While private payors vary in their coverage and payment policies, the Medicare program is viewed as a benchmark. Medicare payment rates for the same or similar procedures vary due to geographic location, nature of the facility in which the procedure is performed (i.e., teaching or community hospital) and other factors. We cannot assure you that government or private third-party payors will cover and provide adequate payment for the procedures in which our products are used. ACA and other reform proposals contain significant changes regarding Medicare, Medicaid and other third party payors.

Among these changes was the imposition of a 2.3% excise tax on domestic sales of medical devices that went into effect on January 1, 2013. This tax has resulted in a significant increase in the tax burden on our industry. In December 2015, the U.S. Congress adopted and President Obama signed into law the Consolidated Appropriations Act of 2016. Among other things, this legislation put in place a two-year moratorium on the device tax through the end of 2017. Other elements of the ACA include numerous provisions to limit Medicare spending through reductions in various fee schedule payments and by instituting more sweeping payment reforms, such as bundled payments for episodes of care, the establishment of “accountable care organizations” under which hospitals and physicians will be able to share savings that result from cost control efforts, comparative effectiveness research, value-based purchasing, and the establishment of an independent payment advisory board.

We expect that political party control of the House of Representatives, the Senate and even State-level elections could shift the trajectory of current health policy, including potential to modify, repeal, or otherwise invalidate all, or certain provisions of, the ACA. Since its enactment, there have also been other judicial and Congressional challenges to certain aspects of the ACA. As a result, there have been delays in the implementation of, and action taken to repeal or replace, certain aspects of the ACA. In March 2017, the United States House of Representatives introduced legislation known as the American Health Care Act, or the AHCA, which, if enacted, would amend or repeal significant portions of the ACA. Among other changes, the AHCA, would repeal the medical device tax, eliminate penalties on individuals and employers that fail to maintain or provide minimum essential coverage and create refundable tax credits to assist individuals in buying health insurance. The AHCA would also make significant changes to Medicaid by, among other things, making Medicaid expansion optional for states, repealing the requirement that state Medicaid plans provide the same essential health benefits that are required by plans available on the exchanges, modifying federal funding, including implementing a per capita cap on federal payments to states, and changing certain eligibility requirements. Given recent changes of political party control of the House of Representatives, it is uncertain when or if the provisions in the AHCA will become law, or the extent to which any such changes may impact our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. These changes include the Budget Control Act of 2011, which resulted in reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and will stay in effect through 2025 unless additional Congressional action is taken, as well as, the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several types of providers, including hospitals and imaging centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. An expansion in government’s role in the U.S. healthcare industry may lower reimbursements for procedures using our products, reduce medical procedure volumes, and adversely affect our business and results of operations, possibly materially.

We believe that the overall escalating cost of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry to reduce the costs of products and services. We cannot assure you that government or private third-party payors will cover and provide adequate payment for the procedures using our products. In addition, it is possible that future legislation, regulation, or reimbursement policies of third-party payors will adversely affect the demand for procedures using our products or our ability to sell our products on a profitable basis. The unavailability or inadequacy of third-party payor coverage or reimbursement could have a significant adverse effect on our business, operating results and financial condition.

Employees

As of November 12, 2018, we had 177 employees in the U.S., approximately 145 of which were based in our Carlsbad, California headquarters, covering all of the following functional areas: sales, customer service, marketing, clinical education, advanced manufacturing, quality assurance, regulatory affairs, research and development, human resources, finance, legal, information technology and administration. We have never experienced a work stoppage due to labor difficulties and believe that our relations with our employees are good. We currently have no employees working under collective bargaining agreements.

Corporate and Available Information

We are a Delaware corporation. We were incorporated in March 2005. Our principal executive office is located at 5818 El Camino Real, Carlsbad, California 92008 and our telephone number is (760) 431-9286. Our Internet address is www.atecspine.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this Registration Statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, are available to you free of charge through the Investor Relations section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission, or SEC.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated herein by reference and are subject to a number of risks, uncertainties and assumptions, including those under “Risk Factors” and elsewhere in this prospectus and in the applicable prospectus supplement and the documents incorporated by reference herein. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sales of shares by the selling stockholders. Upon the cash exercise of any of the warrants held by the selling stockholders, we will receive the cash payment of the exercise price for such warrants. Unless otherwise indicated in any prospectus supplement, the net proceeds from the exercise price of the warrants will be used for general corporate purposes and working capital requirements.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	200,000,000 shares of common stock, $0.0001 par value; and

•	20,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

As of November 12, 2018, there were 43,212,606 shares of our common stock outstanding.

Voting Rights

For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in his or her name. Except as may be required by law and in connection with some significant actions, such as mergers, consolidations, or amendments to our amended and restated certificate of incorporation that affect the rights of stockholders, holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Dividend Rights

Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Preferences

Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our amended and restated certificate of incorporation and restated bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare, Inc.

Preferred Stock

Under our amended and restated certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

Series A Convertible Preferred Stock

In March 2017 we created a new class of preferred stock designated as Series A Convertible Preferred Stock. The rights of the Series A Convertible Preferred Stock are set forth in a Certificate of Designation filed with the Secretary of State of Delaware on March 22, 2018. A total of 15,245 shares of Series A Convertible Preferred Stock are authorized for issuance under such Certificate of Designation. The shares of Series A Convertible Preferred Stock have a stated value of $1,000 per share and are convertible into shares of our common stock at an initial conversion price of $2.00 per share. A total of 4,043.346 shares of Series A Convertible Preferred Stock are outstanding as of November 12, 2018.

Holders of the Series A Convertible Preferred Stock are entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of our common stock.

Series B Convertible Preferred Stock

In March 2018 we created a new class of preferred stock designated as Series B Convertible Preferred Stock. The rights of the Series B Convertible Preferred Stock are set forth in a Certificate of Designation filed with the Secretary of State of Delaware on March 8, 2018. A total of 45,200 shares of Series B Convertible Preferred Stock are authorized for issuance under such Certificate of Designation. All of the shares of Series B Convertible Preferred Stock were converted into shares of our common stock at an initial conversion price of $3.15 per share on May 18, 2018. No shares of Series B Convertible Preferred Stock are outstanding as of November 12, 2018.

New Redeemable Preferred Stock

To date, our board of directors has designated 15,000,000 of the 20,000,000 authorized shares of preferred stock as new redeemable preferred stock.

As of November 12, 2018, 3,319,816 shares of new redeemable preferred stock were issued and outstanding. The new redeemable preferred stock is not convertible into common stock but is redeemable at $9.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (i) upon our liquidation, dissolution or winding up, or the occurrence of certain mergers, consolidations or sales of all or substantially all of our assets, before any payment to the holders of our common stock, or (ii) at our option at any time. Holders of new redeemable preferred stock are generally not entitled to vote on matters submitted to the stockholders, except with respect to certain matters that will affect them adversely as class, and are not entitled to receive dividends.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period and the conversion price or how the conversion price will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period and the exchange price or how the exchange price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

When we issue shares of our preferred stock under this prospectus, the shares will be fully paid and nonassessable and, unless specified in the applicable prospectus supplement, will not have or be subject to any rights of first refusal or similar rights.

The Delaware General Corporation Law, or the DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain provisions of our amended and restated certificate of incorporation and restated bylaws that are summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. Furthermore, these provisions could delay, until the next stockholders’ meeting, actions which are favored by the holders of a majority of our outstanding voting securities.

Among other things, our amended and restated certificate of incorporation and restated bylaws provide that:

•

subject to the rights of the holders of any class or series of preferred stock then outstanding, our directors may be removed only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares then entitled to vote at an election of directors voting together as a single class, unless otherwise specified by law or by the amended and restated certificate of incorporation;

•

any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders;

•	stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and then only if properly brought before the meeting;

•	stockholder action may not be taken by written action in lieu of a meeting;

•	special meetings of stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors; and

•	in order for any matter to be considered “properly brought” before a meeting, a stockholder must comply with requirements regarding specified information and advance notice to us.

Our amended and restated certificate of incorporation also provides that no director of our company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our amended and restated certificate of incorporation further provides that no amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Our amended and restated certificate of incorporation further provides for the indemnification of our directors and officers to the fullest extent permitted by the DGCL.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Alphatec,” “we,” “our” or “us” refer to Alphatec Holdings, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on a particular series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, and premium, if any, and interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Alphatec) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Alphatec and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Alphatec; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Alphatec.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the warrants held by the selling stockholders. We are registering the shares of common stock issuable upon exercise of the warrants held by the selling stockholders in order to permit the selling stockholders to offer the shares for resale from time to time. Except as otherwise disclosed herein, and except for the ownership of the shares of common stock issuable upon exercise of the warrants and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of November 12, 2018, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus covers the resale of the sum the maximum number of shares of common stock issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, and subject to adjustment as provided in the warrant, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering		Percentage of Shares Beneficially Owned Prior to the Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Squadron Medical Finance Solutions LLC	456,000	(1)	1.06%	456,000	–	(3)
Tawani Holdings LLC	389,000	(2)	*	389,000	–	(3)

*	Less than 1%.
(1)

Consists of shares underlying warrants to purchase 456,000 shares of our common stock, with an exercise price of $3.15, and expiring on November 6, 2025. Squadron is wholly owned by Squadron Capital LLC. Squadron Capital LLC is managed by a Managing Committee, the members of which are David R. Pelizzon, Jennifer N. Pritzker, Harry B. Rosenberg and Charles Edward Dobrusin. Squadron Capital LLC is wholly owned by Squadron Capital Holdings LLC, which is owned by (1) JNP Parachute Mirror Trust L — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, (2) F.L.P. Trust #15M2 — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, (3) JNP 2010—P.G. Trust — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees, and (4) F.L.P. #15 M2 Parachute Trust — Harry B. Rosenberg and Charles Edward Dobrusin, Trustees. Squadron’s address is 18 Hartford Ave., PO Box 223, Granby, CT 06035.

(2)

Consisting of shares underlying warrants to purchase 389,000 shares of our common stock, with an exercise price of $3.15, and expiring on November 6, 2025. Tawani Holdings LLC is an Illinois limited liability company, which is ninety-nine per cent (99%) owned by the Jennifer N. Pritzker Revocable Trust u/a/d Feb 21, 1986, as amended (the “Trust”), and one percent (1%) owned by Tawani Enterprises Inc., an Illinois corporation. Tawani Enterprises Inc. is wholly owned by the Trust. Jennifer N. Pritzker is grantor and the trustee of the Trust. The address of Tawani Holdings LLC is 104 S. Michigan Avenue, Suite 500, Chicago, Illinois 60603.

(3)

Assumes an exercise of all of the warrants held by the selling stockholder and the sale by the selling stockholder of all shares issued in connection with that hypothetical exercise. There is no assurance that the selling stockholder will exercise the warrants or sell any or all of the shares offered hereby. This number and percentage may change based on the selling stockholder’s decision to exercise the warrants and to sell or hold the shares.

We will not receive any proceeds from the sales of shares by the selling stockholder. Upon the cash exercise of any of the warrants held by the selling stockholders, we will receive the cash payment of the exercise price for such warrants.

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on The NASDAQ Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Securities Offered by the Selling Stockholders

Each of the selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock issuable upon exercise of their warrants covered hereby on the principal trading market for our common stock or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Pursuant to the terms of a registration rights agreement, we are required to pay certain fees and expenses we incur incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus continuously effective until the (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Durham Jones & Pinegar, St. George, Utah, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Alphatec Holdings, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2016, and for the year ended December 31, 2016 included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Mayer Hoffman McCann P.C., independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017, and for the year ended December 31, 2017 included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on their authority as experts in accounting and auditing.

            Shares

Common Stock

Joint Book-Running Managers

Piper Jaffray	Canaccord Genuity

Co-Manager

Lake Street

                     , 2019